Prologis Supplemental Information FIRST QUARTER 2025 Unaudited Prologis Park Eemhaven, Rotterdam, Netherlands

Contents Highlights 3 Company Profile 5 Company Performance 7 Prologis Leading Indicators and Proprietary Metrics 8 Guidance Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Income 11 Reconciliations of Net Earnings to FFO 12 Reconciliations of Net Earnings to Adjusted EBITDA Operations 13 Overview 14 Operating Metrics 16 Operating Portfolio 19 Customer Information Capital Deployment 20 Overview 21 Development Stabilizations 22 Development Starts 23 Development Portfolio 24 Third-Party Acquisitions 25 Dispositions and Contributions 26 Land Portfolio 28 Solar and Energy Storage Portfolios Strategic Capital 29 Overview 30 Summary and Financial Highlights 31 Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures 32 Non-GAAP Pro-Rata Financial Information Capitalization 33 Overview 34 Debt Components - Consolidated 35 Debt Components - Noncontrolling Interests and Unconsolidated Net Asset Value 36 Components Notes and Definitions 38 Notes and Definitions

$41.2B Build Out of Land (TEI) * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. NOI calculation based on Prologis Share of the Operating Portfolio. Overview Prologis, Inc., is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At March 31, 2025, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.3 billion square feet (120 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,500 customers principally across two major categories: business-to-business and retail/online fulfillment. 5,884 Buildings 1.3B Square Feet Europe 251M SF 8% of NOI*(A) Asia 113M SF 1% of NOI*(A) U.S. 800M SF 86% of NOI*(A) Other Americas 129M SF 5% of NOI*(A)

Company Profile * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Q1 2025 Prologis Share of NOI of the Operating Portfolio annualized. Q1 2025 third-party share of asset management fees annualized plus trailing twelve months third-party share of transactional fees and Net Promote Income (Expense). Prologis Share of trailing twelve month Estimated Value Creation from development stabilizations. Mexico is included in the U.S. as it is U.S. dollar functional. Highlights OPERATIONS $6.3B in annual NOI*(A) DEVELOPMENT $963M in value creation from stabilizations(C) GROSS AUM $207B PROLOGIS SHARE AUM $143B MARKET EQUITY $106B STRATEGIC CAPITAL $437M of fees and promotes(B) (D) (D) (D)

Company Performance * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* dollars in millions, except per share/unit data Three Months Ended March 31, 2025 2024 Rental and other revenues $ 1,999 $ 1,828 Strategic capital revenues 141 129 Total revenues 2,140 1,957 Net earnings attributable to common stockholders 592 584 Core FFO attributable to common stockholders/unitholders* 1,356 1,222 AFFO attributable to common stockholders/unitholders* 1,084 1,032 Adjusted EBITDA attributable to common stockholders/unitholders* 1,771 1,598 Estimated value creation from development stabilizations - Prologis Share 240 50 Common stock dividends and common limited partnership unit distributions 965 916 Per common share - diluted: Net earnings attributable to common stockholders $ 0.63 $ 0.63 Core FFO attributable to common stockholders/unitholders* 1.42 1.28 Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)* 1.43 1.31 Business line reporting: Real estate* 1.36 1.24 Strategic capital* 0.06 0.04 Core FFO attributable to common stockholders/unitholders* 1.42 1.28 Realized development gains, net of taxes* 0.03 0.04 Dividends and distributions per common share/unit 1.01 0.96

NET EARNINGS ATTRIBUTABLE TO COMMON STOCKHOLDERS in millions CORE FFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions AFFO ATTRIBUTABLE TO COMMON STOCKHOLDERS/UNITHOLDERS* in millions * This is a non-GAAP financial measure. Please see reconciliations from Net Earnings Attributable to Common Stockholders on page 8 and reference our Notes and Definitions for further explanation. Highlights Company Performance DIVIDENDS AND DISTRIBUTIONS in millions

LEASE PROPOSALS in millions of square feet U.S. IBI ACTIVITY INDEX diffusion index, points NEW LEASE NEGOTIATION GESTATION in days U.S. SPACE UTILIZATION percent * Please see our Notes and Definitions for further explanation. Prologis Leading Indicators and Proprietary Metrics* Highlights 108 Average 77 57.8 Average 57.8 64 Average 54 84.7% Average 85.4% Average 40% 37% Net rentable area of proposals Proposals as a % of available net rentable area

Q1 2025 Supplemental PROLOGIS®

Highlights

Guidance(A)

dollars in millions, except per share amounts

2025 Guidance	Low		High	
Net earnings attributable to common stockholders(B)	$	3.45	$	3.70
Core FFO attributable to common stockholders/unitholders*(B)	$	5.65	$	5.81
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*(C)	$	5.70	$	5.86
Operations				
Average occupancy - Prologis Share		94.50%		95.50%
Same store NOI - cash - Prologis Share*		4.00%		5.00%
Same store NOI - net effective - Prologis Share*		3.50%		4.50%
Other Assumptions				
Strategic capital revenue, excluding promote revenue	$	560	$	580
Net Promote Income (Expense)	$	(50)	$	(50)
General & administrative expenses	$	450	$	470
Realized development gains	$	100	$	250

Capital Deployment	PROLOGIS SHARE				OWNED AND MANAGED			
	Low		High					
Development stabilizations	$	1,900	$	2,300	$	2,000	$	2,500
Development starts	$	1,500	$	2,000	$	1,500	$	2,000
Acquisitions	$	750	$	1,250	$	1,250	$	1,750
Dispositions	$	250	$	500	$	250	$	500
Contributions	$	150	$	500	$	250	$	750

Exchange Rates

We have hedged the rates for the majority of our estimated 2025 Euro, Sterling and Yen Core FFO, effectively insulating 2025 results from FX movements in these currencies. For purposes of capital deployment and other metrics, we assumed effective rates for EUR, GBP and JPY of 1.08 ($/€), 1.29 ($/£) and 149.42 (¥/$), respectively.

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Our guidance for 2025 is based on management's current beliefs and assumptions about our business, the industry and the markets in which we operate. Please refer to "Forward-Looking Statements" and "Risk Factors" referred to in our annual and quarterly financial statements on Forms 10-K and 10-Q filed with the Securities and Exchange Commission ("SEC") for more information.

B. The difference between Core FFO and Net Earnings predominately relates to real estate depreciation and amortization and gains or losses on dispositions of real estate. See the Notes and Definitions for a reconciliation.

C. We are further adjusting Core FFO to exclude $0.05 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

8

Consolidated Balance Sheets Financial Information in thousands March 31, 2025 December 31, 2024 Assets: Investments in real estate properties: Operating properties $ 79,492,052 $ 78,279,353 Development portfolio 2,596,069 2,829,613 Land 4,660,431 4,453,522 Other real estate investments 5,992,839 5,683,688 92,741,391 91,246,176 Less accumulated depreciation 13,290,678 12,758,159 Net investments in real estate properties 79,450,713 78,488,017 Investments in and advances to unconsolidated entities 10,287,314 10,079,448 Assets held for sale or contribution 545,542 248,511 Net investments in real estate 90,283,569 88,815,976 Cash and cash equivalents 671,117 1,318,591 Other assets 5,038,705 5,194,342 Total assets $ 95,993,391 $ 95,328,909 Liabilities and Equity: Liabilities: Debt $ 32,262,055 $ 30,879,263 Accounts payable, accrued expenses and other liabilities 5,655,898 5,832,876 Total liabilities 37,917,953 36,712,139 Equity: Stockholders' equity 53,467,210 53,951,138 Noncontrolling interests 3,320,473 3,323,047 Noncontrolling interests - limited partnership unitholders 1,287,755 1,342,585 Total equity 58,075,438 58,616,770 Total liabilities and equity $ 95,993,391 $ 95,328,909

Consolidated Statements of Income Financial Information Three Months Ended March 31, in thousands, except per share amounts 2025 2024 Revenues: Rental $ 1,987,265 $ 1,827,658 Strategic capital 141,139 128,412 Development management and other 11,261 551 Total revenues 2,139,665 1,956,621 Expenses: Rental 488,317 454,257 Strategic capital 60,777 78,811 General and administrative 114,701 111,291 Depreciation and amortization 652,058 637,505 Other 9,649 12,244 Total expenses 1,325,502 1,294,108 Operating income before gains on real estate transactions, net $ 814,163 $ 662,513 Gains on dispositions of development properties and land, net 27,451 40,308 Gains on other dispositions of investments in real estate, net 36,799 17,534 Operating income $ 878,413 $ 720,355 Other income (expense): Earnings from unconsolidated entities, net 67,899 72,472 Interest expense (231,751) (193,320) Foreign currency, derivative and other gains (losses) and other income (expense), net (31,658) 63,564 Gains (losses) on early extinguishment of debt, net – 536 Total other income (expense) (195,510) (56,748) Earnings before income taxes 682,903 663,607 Current income tax benefit (expense) (36,701) (32,466) Deferred income tax benefit (expense) (6,682) (334) Consolidated net earnings 639,520 630,807 Net earnings attributable to noncontrolling interests (31,576) (30,308) Net earnings attributable to noncontrolling interests - limited partnership units (14,991) (14,784) Net earnings attributable to controlling interests 592,953 585,715 Preferred stock dividends (1,452) (1,452) Net earnings attributable to common stockholders $ 591,501 $ 584,263 Weighted average common shares outstanding - Diluted 956,080 953,912 Net earnings per share attributable to common stockholders - Diluted $ 0.63 $ 0.63

Reconciliations of Net Earnings to FFO* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended March 31, in thousands 2025 2024 Net earnings attributable to common stockholders $ 591,501 $ 584,263 Add (deduct) NAREIT defined adjustments: Real estate related depreciation and amortization 632,686 622,162 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) (35,807) (17,534) Adjustments related to noncontrolling interests (18,407) (16,096) Our proportionate share of adjustments related to unconsolidated entities 150,624 119,531 NAREIT defined FFO attributable to common stockholders/unitholders* $ 1,320,597 $ 1,292,326 Add (deduct) our modified adjustments: Unrealized foreign currency, derivative and other losses (gains), net 54,898 (35,073) Deferred income tax expense (benefit) 6,682 334 Our proportionate share of adjustments related to unconsolidated entities 1,371 309 FFO, as modified by Prologis attributable to common stockholders/unitholders* $ 1,383,548 $ 1,257,896 Add (deduct) Core FFO defined adjustments: Gains on dispositions of development properties and land, net (27,451) (40,308) Current income tax expense on dispositions 144 5,329 Losses (gains) on early extinguishment of debt, net – (536) Adjustments related to noncontrolling interests 73 – Our proportionate share of adjustments related to unconsolidated entities (283) (2) Core FFO attributable to common stockholders/unitholders* $ 1,356,031 $ 1,222,379 Add (deduct) AFFO defined adjustments: Gains on dispositions of development properties and land, net 27,451 40,308 Current income tax expense on dispositions (144) (5,329) Straight-lined rents and amortization of lease intangibles (180,361) (158,960) Property improvements (34,367) (30,200) Turnover costs (123,123) (104,306) Amortization of debt discount, financing costs and management contracts, net 21,112 18,338 Stock compensation amortization expense 53,161 67,237 Adjustments related to noncontrolling interests 13,982 9,031 Our proportionate share of adjustments related to unconsolidated entities (49,819) (26,141) AFFO attributable to common stockholders/unitholders* $ 1,083,923 $ 1,032,357

Reconciliations of Net Earnings to Adjusted EBITDA* * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Financial Information Three Months Ended March 31, in thousands 2025 2024 Net earnings attributable to common stockholders $ 591,501 $ 584,263 Gains on other dispositions of investments in real estate, net (excluding development properties and land) (36,799) (17,534) Depreciation and amortization expense 652,058 637,505 Interest charges 215,650 184,012 Current and deferred income tax expense, net 43,383 32,800 Net earnings attributable to noncontrolling interests - limited partnership units 14,991 14,784 Pro forma adjustments 7,829 1,724 Preferred stock dividends 1,452 1,452 Unrealized foreign currency, derivative and other losses (gains), net 54,898 (35,073) Stock compensation amortization expense 53,161 67,237 Losses (gains) on early extinguishment of debt, net – (536) Adjustments related to noncontrolling interests (33,850) (31,351) Our proportionate share of adjustments related to unconsolidated entities 207,162 158,876 Adjusted EBITDA attributable to common stockholders/unitholders* $ 1,771,436 $ 1,598,159

96.9% 96.3% 96.1% 95.8% 94.8% Average occupancy - Prologis Share OCCUPANCY - OWNED AND MANAGED CUSTOMER RETENTION SAME STORE CHANGE OVER PRIOR YEAR - PROLOGIS SHARE* RENT CHANGE - PROLOGIS SHARE * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations Overview 75.9% 74.8% 70.4% 68.7% 64.5% Trailing four quarters - net effective

Q1 2025 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

PERIOD ENDING OCCUPANCY


100%
95%
90%
97.0%
96.6%
96.3%
95.9%
95.2%
99.1%
98.0%
97.0%
97.7%
97.7%
97.0%
96.5%
96.0%
96.0%
95.6%
95.3%
93.2%
92.3%
94.1%
92.5%
Q1 24
Q2 24
Q3 24
Q4 24
Q1 25
U.S.
Other Americas
Europe
Asia

square feet in thousands

Leasing Activity[(A)]	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Square feet of leases commenced:					
Operating Portfolio:					
Renewals	34,760	27,839	34,661	31,676	42,136
New leases	10,268	11,775	14,331	11,284	21,115
Total Operating Portfolio	45,028	39,614	48,992	42,960	63,251
Properties under development	3,082	7,027	1,772	3,531	1,868
Total Square Feet of Leases Commenced	**48,110**	**46,641**	**50,764**	**46,491**	**65,119**
Total square feet of Operating Portfolio leases commenced, including leases greater than one month	51,121	47,232	57,939	52,315	70,648
Weighted average term of leases started (in months)	55	64	60	64	63
Operating Portfolio:					
Trailing four quarters - square feet of leases commenced	162,465	163,701	170,420	176,594	194,817
Trailing four quarters - average % of portfolio	14.5%	14.4%	14.9%	15.2%	16.6%
Rent change (net effective)	55.5%	62.7%	57.6%	52.2%	43.4%
Rent change (net effective) - Prologis Share	67.6%	73.9%	67.8%	66.3%	53.7%
Rent change (cash)	37.3%	41.0%	36.2%	29.1%	23.8%
Rent change (cash) - Prologis Share	48.2%	51.4%	44.1%	40.1%	32.1%

A. Amounts exclusive of leases of less than one year, unless otherwise noted.

14

Q1 2025 Supplemental PROLOGIS®

Operations

Operating Metrics – Owned and Managed

CAPITAL EXPENDITURES

Thousands, except for percentages

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Property improvements[(A)]	$ 62,227	$ 153,773	$ 197,260	$ 244,170	$ 63,040
Tenant improvements	69,722	84,835	78,106	92,980	91,378
Leasing commissions	74,866	73,050	102,343	100,879	92,391
Total turnover costs	144,588	157,885	180,449	193,859	183,769
Total Capital Expenditures - Owned and Managed	**$ 206,815**	**$ 311,658**	**$ 377,709**	**$ 438,029**	**$ 246,809**
Trailing four quarters - % of NOI*[(A)]	13.9%	14.6%	15.3%	15.3%	15.4%
Weighted average ownership percentage	71.5%	71.9%	72.8%	69.4%	69.1%
Total Capital Expenditures - Prologis Share	**$ 147,822**	**$ 223,947**	**$ 275,089**	**$ 304,195**	**$ 170,468**

SAME STORE INFORMATION

Thousands, except for percentages

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Square feet	1,079,607	1,076,277	1,073,873	1,070,194	1,129,114
Average occupancy	97.0%	96.6%	96.5%	96.3%	95.5%
Average occupancy - annual percentage change	(1.2%)	(1.1%)	(0.8%)	(1.0%)	(1.5%)
Period ending occupancy	97.1%	96.8%	96.6%	96.4%	95.5%
Percentage change - Prologis Share*:					
NOI - cash	5.7%	7.2%	7.2%	6.7%	6.2%
NOI - net effective	4.1%	5.5%	6.2%	6.6%	5.9%

PROPERTY IMPROVEMENTS



Per square foot ($)
Trailing four quarter average
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.12
$0.13
$0.14
$0.14
$0.14
$0.05
$0.13
$0.17
$0.20
$0.05
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

TURNOVER COSTS ON LEASES COMMENCED



Per square foot ($)
As a % of lease value
$4.00
$3.20
$2.40
$1.60
$0.80
$0.00
10%
8%
6%
4%
2%
0%
5.9%
7.6%
7.2%
7.9%
7.4%
$2.54
$3.38
$3.59
$3.76
$3.25
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
1.9%
2.2%
2.6%
2.8%
2.9%
Free rent as a % of lease value - trailing four quarters

COMPOSITION OF PORTFOLIO (BY UNIT SIZE)



30%
25%
20%
15%
10%
5%
27%
29%
23%
21%
<100KSF
100-250KSF
250-500KSF
>500KSF
92.8%
94.4%
96.7%
98.0%
Period ending occupancy

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. This data includes recurring capital expenditures and NOI of our Operating Portfolio. Excluded from recurring capital expenditures is spend for our properties that is structural in nature and therefore non-recurring.

15

Operating Portfolio – Square Feet, Occupied and Leased Operations # of Buildings Square Feet Occupied % Leased % square feet in thousands and ordered by Prologis Share of NOI (%) Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Southern California 555 126,916 106,437 13.8 96.1 96.6 96.3 96.7 New Jersey/New York City 207 54,195 42,601 5.5 93.8 93.8 93.8 93.8 Chicago 328 70,035 55,093 7.1 96.5 96.6 96.5 96.7 Dallas/Ft. Worth 277 60,876 51,723 6.7 94.4 94.4 94.6 94.7 San Francisco Bay Area 286 28,510 23,650 3.1 94.2 94.1 95.1 95.1 Atlanta 237 52,474 46,421 6.0 96.6 96.5 96.9 96.7 South Florida 225 29,576 23,471 3.0 93.9 92.9 95.0 94.1 Lehigh Valley 82 37,120 32,872 4.3 91.4 90.9 91.6 91.0 Houston 235 38,046 32,142 4.2 96.4 96.2 96.6 96.3 Seattle 164 24,838 17,678 2.3 95.0 95.8 95.0 95.8 Central Valley 45 22,945 21,769 2.8 96.9 96.8 96.9 96.8 Baltimore/Washington 135 18,377 14,619 1.9 92.8 93.5 93.0 93.5 Nashville 66 17,335 14,290 1.9 99.0 98.8 99.0 98.8 Phoenix 83 16,838 14,406 1.9 91.0 89.8 92.4 91.5 Orlando 109 14,115 12,656 1.6 98.0 97.8 98.2 98.0 Las Vegas 80 14,451 9,284 1.2 92.4 94.8 93.5 95.8 Cincinnati 69 19,023 16,660 2.2 95.4 95.3 95.4 95.3 Indianapolis 57 20,580 16,357 2.1 97.0 96.8 97.2 96.9 Central PA 38 19,097 14,317 1.9 92.6 93.2 92.6 93.2 Remaining U.S. markets (11 markets) 383 72,741 62,540 8.1 95.4 95.9 95.6 96.1 Total U.S. 3,661 758,088 628,986 81.6 95.2 95.3 95.4 95.5 Mexico 350 66,357 22,941 3.0 98.5 98.0 98.5 98.0 Canada 38 12,836 12,836 1.7 95.5 95.5 96.0 96.0 Brazil 46 19,499 3,980 0.5 96.6 96.7 96.6 96.7 Total Other Americas 434 98,692 39,757 5.2 97.7 97.1 97.8 97.2 United Kingdom 175 33,285 12,835 1.7 93.2 88.5 93.2 88.5 Germany 144 36,301 10,908 1.4 98.1 97.6 98.1 97.7 France 147 35,582 12,376 1.6 96.6 97.0 96.6 97.0 Netherlands 115 30,210 9,769 1.3 97.1 97.3 97.1 97.3 Remaining European countries (8 countries) 500 104,915 37,102 4.8 94.7 93.1 95.1 93.4 Total Europe 1,081 240,293 82,990 10.8 95.6 94.1 95.8 94.2 Japan 73 50,508 10,227 1.3 96.5 86.9 97.4 90.8 China 179 52,926 8,076 1.0 88.6 88.6 89.1 89.1 Singapore 5 951 951 0.1 98.3 98.3 98.3 98.3 Total Asia 257 104,385 19,254 2.4 92.5 88.2 93.2 90.5 Total Outside the U.S. 1,772 443,370 142,001 18.4 95.4 94.1 95.6 94.5 Total Operating Portfolio 5,433 1,201,458 770,987 100.0 95.2 95.1 95.5 95.3

Q1 2025 Supplemental

Operations

Operating Portfolio – NOI* and Gross Book Value

dollars in thousands and ordered by Prologis Share of NOI (%)	First Quarter NOI* Owned and Managed	First Quarter NOI* Prologis Share	First Quarter NOI* % of Total	Gross Book Value Owned and Managed	Gross Book Value Prologis Share	Gross Book Value % of Total
Southern California	$ 387,171	$ 330,324	20.8	$ 20,812,089	$ 18,143,504	19.7
New Jersey/New York City	170,137	135,885	8.6	9,765,658	7,961,370	8.6
Chicago	108,389	85,452	5.4	6,757,814	5,342,313	5.8
Dallas/Ft. Worth	102,171	84,894	5.4	5,561,149	4,708,287	5.1
San Francisco Bay Area	101,280	84,823	5.3	4,646,424	3,884,591	4.2
Atlanta	79,303	69,161	4.4	4,460,041	3,967,347	4.3
South Florida	86,137	67,339	4.2	5,225,466	4,264,907	4.6
Lehigh Valley	61,949	54,347	3.4	4,667,087	4,221,108	4.6
Houston	58,582	49,398	3.1	3,879,030	3,348,384	3.6
Seattle	67,642	48,782	3.1	3,755,554	2,893,594	3.1
Central Valley	43,112	40,119	2.5	1,991,719	1,886,953	2.0
Baltimore/Washington	46,472	37,066	2.3	2,705,354	2,196,904	2.4
Nashville	32,794	28,094	1.8	1,551,210	1,351,200	1.5
Phoenix	32,186	26,730	1.7	1,908,721	1,603,720	1.7
Orlando	27,722	24,896	1.6	1,498,368	1,357,071	1.5
Las Vegas	35,947	23,358	1.5	1,679,562	1,052,525	1.1
Cincinnati	24,883	22,318	1.4	1,321,040	1,186,363	1.3
Indianapolis	25,745	21,015	1.3	1,383,659	1,150,771	1.2
Central PA	26,792	20,476	1.3	1,735,877	1,348,289	1.5
Remaining U.S. markets (11 markets)	119,417	102,038	6.4	6,244,511	5,350,724	5.8
Total U.S.	**1,637,831**	**1,356,515**	**85.5**	**91,550,333**	**77,219,925**	**83.6**
Mexico	131,932	45,128	2.9	5,305,783	1,824,356	2.0
Canada	30,440	30,440	1.9	1,294,454	1,294,454	1.4
Brazil	24,723	5,399	0.3	936,180	214,240	0.2
Total Other Americas	**187,095**	**80,967**	**5.1**	**7,536,417**	**3,333,050**	**3.6**
United Kingdom	83,098	30,517	1.9	8,344,678	3,347,597	3.6
Germany	57,911	17,655	1.1	4,178,139	1,229,253	1.3
France	51,672	17,407	1.1	3,544,765	1,138,023	1.2
Netherlands	45,621	14,792	0.9	3,327,580	1,023,217	1.1
Remaining European countries (8 countries)	133,083	46,096	2.9	8,836,958	3,060,088	3.4
Total Europe	**371,385**	**126,467**	**7.9**	**28,232,120**	**9,798,178**	**10.6**
Japan	90,856	16,200	1.0	7,343,520	1,371,117	1.5
China	29,854	4,584	0.3	2,946,918	452,211	0.5
Singapore	2,649	2,649	0.2	143,087	143,087	0.2
Total Asia	**123,359**	**23,433**	**1.5**	**10,433,525**	**1,966,415**	**2.2**
Total Outside the U.S.	**681,839**	**230,867**	**14.5**	**46,202,062**	**15,097,643**	**16.4**
Total Operating Portfolio	**$ 2,319,670**	**$ 1,587,382**	**100.0**	**$ 137,752,395**	**$ 92,317,568**	**100.0**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

17

Operating Portfolio – Summary by Division * This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Operations # of Buildings Square Feet Occupied % Leased % square feet and dollars in thousands Owned and Managed Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share Owned and Managed Prologis Share Consolidated Total U.S. 2,895 624,577 588,492 76.3 95.2 95.3 95.4 95.5 Total Outside the U.S. 104 24,959 24,959 3.2 83.9 83.9 85.7 85.7 Total Operating Portfolio - Consolidated 2,999 649,536 613,451 79.5 94.8 94.8 95.1 95.1 Unconsolidated Total U.S. 766 133,511 40,494 5.3 95.1 95.1 95.4 95.4 Total Outside the U.S. 1,668 418,411 117,042 15.2 96.0 96.3 96.2 96.4 Total Operating Portfolio - Unconsolidated 2,434 551,922 157,536 20.5 95.8 96.0 96.0 96.1 Total Total U.S. 3,661 758,088 628,986 81.6 95.2 95.3 95.4 95.5 Total Outside the U.S. 1,772 443,370 142,001 18.4 95.4 94.1 95.6 94.5 Total Operating Portfolio 5,433 1,201,458 770,987 100.0 95.2 95.1 95.5 95.3 Value added properties - consolidated 10 1,626 1,616 63.6 63.3 63.6 63.3 Value added properties - unconsolidated 11 2,321 860 45.3 49.6 45.3 49.6 Total Operating Properties 5,454 1,205,405 773,463 95.1 95.0 95.3 95.2 First Quarter NOI* Gross Book Value Owned and Managed Prologis Share % of Total Owned and Managed Prologis Share % of Total Consolidated Total U.S. $ 1,339,759 $ 1,266,110 79.8 $ 76,556,870 $ 72,672,408 78.7 Total Outside the U.S. 46,114 46,115 2.9 2,691,578 2,691,578 2.9 Total Operating Portfolio - Consolidated $ 1,385,873 $ 1,312,225 82.7 $ 79,248,448 $ 75,363,986 81.6 Unconsolidated Total U.S. $ 298,072 $ 90,405 5.7 $ 14,993,463 $ 4,547,517 4.9 Total Outside the U.S. 635,725 184,752 11.6 43,510,484 12,406,065 13.5 Total Operating Portfolio - Unconsolidated $ 933,797 $ 275,157 17.3 $ 58,503,947 $ 16,953,582 18.4 Value added properties - consolidated $ 125 $ 109 $ 386,214 $ 381,963 Value added properties - unconsolidated $ 722 $ 393 $ 299,958 $ 107,193

Q1 2025 Supplemental PROLOGIS

Operations

Customer Information

Top Customers
square feet in thousands

Owned and Managed

		% of Net Effective Rent	Total Square Feet
1	Amazon	5.0	45,680
2	Home Depot	1.9	18,840
3	FedEx	1.3	10,722
4	DHL	1.2	13,493
5	Geodis	1.0	15,256
6	UPS	0.9	10,558
7	GXO	0.9	9,935
8	CEVA Logistics	0.8	11,367
9	Maersk	0.7	6,798
10	DSV A/S	0.7	7,997
Top 10 Customers		**14.4**	**150,646**
11	Kuehne + Nagel	0.7	8,232
12	Walmart	0.5	7,786
13	Pepsi	0.5	4,445
14	GigaCloud	0.5	3,494
15	NFI Industries	0.4	3,543
16	Lululemon	0.4	2,481
17	DB Schenker	0.4	5,721
18	Ryder	0.4	3,500
19	Mercado Libre	0.4	5,183
20	Burlington Stores	0.4	3,130
21	Samsung	0.4	4,823
22	Wayfair	0.4	5,783
23	ZOZO	0.4	4,886
24	Nippon Express	0.4	4,130
25	Berkshire Hathaway	0.3	3,025
Top 25 Customers		**20.9**	**220,808**

Remaining Lease Expirations - Operating Portfolio
square feet and dollars in thousands, except per square foot amounts

Owned and Managed

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	99,085	600,160	6.6	6.06
2026[A]	187,676	1,263,126	13.8	6.73
2027	188,772	1,385,882	15.2	7.34
2028	167,208	1,361,898	14.9	8.14
2029	133,451	1,173,670	12.9	8.79
Thereafter	368,126	3,342,322	36.6	9.08
Total	**1,144,318**	**9,127,058**	**100.0**	**7.98**

Weighted average term of leases remaining (based on net effective rent) 4.0 years

Prologis Share

		Net Effective Rent		
	Occupied Sq Ft	$	% of Total	$ Per Sq Ft
2025[A]	51,705	340,176	5.4	6.58
2026[A]	114,305	827,120	13.2	7.24
2027	120,164	934,787	14.9	7.78
2028	104,971	910,472	14.6	8.67
2029	91,094	836,280	13.4	9.18
Thereafter	250,799	2,409,896	38.5	9.61
Total	**733,038**	**6,258,731**	**100.0**	**8.54**

Weighted average term of leases remaining (based on net effective rent) 4.4 years

A. We have signed leases, which were due to expire in 2025 and 2026, totaling 57 million square feet and 14 million square feet, in our Owned and Managed portfolio (3.8% and 1.0% of total net effective rent) and 34 million square feet and 8 million square feet on a Prologis Share basis (3.5% and 0.9% of total net effective rent). These are excluded from 2025 and 2026 expirations and are reflected in the new year of expiration.

19

M&A and Significant Portfolio Activity — $23,200 $3,100 $800 — DEVELOPMENT STARTS (TEI) in millions DEVELOPMENT STABILIZATIONS (TEI) dollars in millions ACQUISITION ACTIVITY(A) in millions LAND PORTFOLIO dollars in millions This data excludes acquisitions of land. The estimated build out includes the land portfolio, Covered Land Plays and other land that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements. Capital Deployment Overview – Prologis Share Outside the U.S. U.S. Est Value Creation $1,326 $1,583 $917 $773 $240 Est Wtd Avg Stabilized Yield 6.1% 6.3% 6.3% 6.1% 6.9% Est Build Out(B): Sq. Ft. 216 TEI $37,800 YTD Q1

Development Stabilizations Capital Deployment Q1 2025 TEI square feet and dollars in thousands Square Feet Owned and Managed Prologis Share Central(A) 545 $ 358,800 $ 328,977 East 1,031 216,274 216,274 West(A) 1,750 254,212 254,212 Total U.S. 3,326 829,286 799,463 Canada – – – Mexico 164 17,862 17,862 Brazil – – – Total Other Americas 164 17,862 17,862 Northern Europe 248 39,172 32,391 Southern Europe 402 44,965 44,965 Central Europe – – – United Kingdom – – – Total Europe 650 84,137 77,356 Japan 80 26,870 26,870 China 516 22,414 3,362 India – – – Total Asia 596 49,284 30,232 Total Outside the U.S. 1,410 151,283 125,450 Total Development Stabilizations 4,736 $ 980,569 $ 924,913 Percent build-to-suit 64.5 % Estimated weighted average stabilized yield 6.9 % Annualized estimated NOI $ 63,444 Estimated weighted average stabilized cap rate 5.3 % Estimated weighted average margin 26.0 % Estimated value creation $ 240,414 TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion.

Development Starts Capital Deployment Q1 2025 TEI square feet and dollars in thousands Square Feet Leased % at Start Owned and Managed Prologis Share Central 407 0.0 $ 45,315 $ 45,315 East(A) 1,129 74.9 348,675 348,675 West 1,300 100.0 154,269 154,269 Total U.S. 2,836 75.7 548,259 548,259 Canada – – – – Mexico – – – – Brazil – – – – Total Other Americas – – – – Northern Europe – – – – Southern Europe 527 51.7 97,688 97,688 Central Europe – – – – United Kingdom – – – – Total Europe 527 51.7 97,688 97,688 Japan – – – – China – – – – India – – – – Total Asia – – – – Total Outside the U.S. 527 51.7 97,688 97,688 Total Development Starts 3,363 71.9 $ 645,947 $ 645,947 Percent build-to-suit 78.0 % Estimated weighted average stabilized yield 6.6 % Annualized estimated NOI $ 42,736 Estimated weighted average stabilized cap rate 5.6 % Estimated weighted average margin 17.9 % Estimated value creation $ 115,326 Amounts include a development recorded as a note receivable that is included in other real estate investments.

Development Portfolio TEI amount includes development on yards, parking lots, data centers, and other non-industrial assets that will be included in other real estate investments upon completion. The data centers in our Development Portfolio have a TEI of $0.6 billion and $0.6 billion and cost to complete of $0.3 billion and $0.3 billion on an Owned and Managed basis and Prologis Share basis, respectively. Amounts include a development recorded as a note receivable that is included in other real estate investments. Capital Deployment Under Development Pre-Stabilized Developments 2025 Expected Completion 2026 and Thereafter Expected Completion Total Development Portfolio TEI TEI TEI Owned and Managed Prologis Share square feet and dollars in thousands Sq Ft Leased % Owned and Managed Prologis Share Sq Ft Owned and Managed Prologis Share Sq Ft Owned and Managed Prologis Share Sq Ft Leased % TEI Sq Ft Leased % TEI Central (A) 218 0.0 $ 47,590 $ 47,590 780 $ 426,980 $ 392,102 1,444 $ 443,884 $ 415,403 2,442 35.4 $ 918,454 2,353 33.0 $ 855,095 East(A)(B) 1,044 0.0 251,563 251,191 959 208,393 202,548 1,480 405,222 405,222 3,483 28.2 865,178 3,442 27.9 858,961 West(A) 1,773 0.0 401,209 401,030 670 120,980 120,599 1,824 222,375 222,375 4,267 41.9 744,564 4,263 41.9 744,004 Total U.S. 3,035 0.0 700,362 699,811 2,409 756,353 715,249 4,748 1,071,481 1,043,000 10,192 35.7 2,528,196 10,058 35.0 2,458,060 Canada 317 0.0 81,862 81,862 1,217 209,887 209,887 – – – 1,534 0.0 291,749 1,534 0.0 291,749 Mexico 526 23.1 51,748 51,748 1,610 175,554 175,554 1,160 102,802 102,802 3,296 13.2 330,104 3,296 13.2 330,104 Brazil 239 78.1 21,036 4,207 118 12,631 2,526 2,147 171,471 34,294 2,504 93.2 205,138 501 93.2 41,027 Total Other Americas 1,082 28.5 154,646 137,817 2,945 398,072 387,967 3,307 274,273 137,096 7,334 37.8 826,991 5,331 16.9 662,880 Northern Europe 1,477 30.7 211,688 173,653 974 114,189 114,189 – – – 2,451 48.4 325,877 2,301 47.8 287,842 Southern Europe 276 0.0 21,998 21,998 326 51,895 51,895 272 55,740 55,740 874 39.3 129,633 874 39.3 129,633 Central Europe 702 50.9 53,350 53,350 447 30,595 30,595 – – – 1,149 70.0 83,945 1,149 70.0 83,945 United Kingdom(A) 295 24.7 120,823 111,406 95 50,386 50,386 115 184,981 184,981 505 14.4 356,190 485 15.1 346,773 Total Europe 2,750 32.2 407,859 360,407 1,842 247,065 247,065 387 240,721 240,721 4,979 48.4 895,645 4,809 48.3 848,193 Japan 982 16.8 154,728 154,728 426 85,126 85,126 1,179 220,324 220,324 2,587 40.0 460,178 2,587 40.0 460,178 China(A) 270 73.8 12,784 1,918 – – – 2,382 153,302 22,995 2,652 7.5 166,086 398 7.5 24,913 India – – – – 561 28,122 17,928 – – – 561 0.0 28,122 357 0.0 17,928 Total Asia 1,252 29.1 167,512 156,646 987 113,248 103,054 3,561 373,626 243,319 5,800 21.3 654,386 3,342 31.9 503,019 Total Outside the U.S. 5,084 30.6 730,017 654,870 5,774 758,385 738,086 7,255 888,620 621,136 18,113 35.4 2,377,022 13,482 31.8 2,014,092 Total Development Portfolio 8,119 19.2 $ 1,430,379 $ 1,354,681 8,183 $ 1,514,738 $ 1,453,335 12,003 $ 1,960,101 $ 1,664,136 28,305 35.5 $ 4,905,218 23,540 33.2 $ 4,472,152 Cost to complete $ 162,354 $ 155,541 $ 426,654 $ 405,798 $ 1,390,161 $ 1,160,153 $ 1,979,169 $ 1,721,492 Percent build-to-suit 0.0% 32.4% 53.3% 30.4 % Estimated weighted average stabilized yield 6.2% 7.1% 6.5% 6.6 % Annualized estimated NOI $ 295,976 Estimated weighted average stabilized cap rate 5.2 % Estimated weighted average margin 22.4 % Estimated value creation $ 999,778

Third-Party Acquisitions Capital Deployment Q1 2025 Square Feet Acquisition Price square feet and dollars in thousands Owned and Managed Prologis Share Owned and Managed Prologis Share Prologis Wholly-Owned 1,869 1,869 $ 500,830 $ 500,830 Total U.S. 1,869 1,869 500,830 500,830 Prologis Wholly-Owned 389 389 129,942 129,942 Prologis European Logistics Fund 3,376 888 454,912 119,732 Total Outside the U.S. 3,765 1,277 584,854 249,674 Total Third-Party Building Acquisitions 5,634 3,146 $ 1,085,684 $ 750,504 Weighted average stabilized cap rate 4.2 % Acquisitions of other real estate investments 60,271 60,163 Total Third-Party Acquisitions $ 1,145,955 $ 810,667

Q1 2025 Supplemental
PROLOGIS®

Capital Deployment

Dispositions and Contributions

	Q1 2025			
	Square Feet		Sales Price	
square feet and dollars in thousands	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Third-Party Building Dispositions				
Prologis Wholly-Owned	459	459	$ 62,986	$ 62,986
Total U.S.	**459**	**459**	**62,986**	**62,986**
FIBRA Prologis	128	40	7,663	2,385
Total Other Americas	**128**	**40**	**7,663**	**2,385**
Total Outside the U.S.	**128**	**40**	**7,663**	**2,385**
Total Third-Party Building Dispositions	**587**	**499**	**$ 70,649**	**$ 65,371**
Building Contributions to Co-Investment Ventures				
Prologis European Logistics Fund	402	402	48,307	35,593
Total Europe	**402**	**402**	**48,307**	**35,593**
Total Outside the U.S.	**402**	**402**	**48,307**	**35,593**
Total Building Contributions to Co-Investment Ventures	**402**	**402**	**$ 48,307**	**$ 35,593**
Total Building Dispositions and Contributions	**989**	**901**	**$ 118,956**	**$ 100,964**
Weighted average stabilized cap rate				**4.0 %**
Land dispositions			987	307
Dispositions of other real estate investments(A)			17,000	17,000
Grand Total Dispositions and Contributions			**$ 136,943**	**$ 118,271**

A. Amounts include the disposition of non-industrial assets, including yards and data centers. Dispositions of Non-Strategic Assets are included as third-party building dispositions.

25

Q1 2025 Supplemental PROLOGIS®

Capital Deployment

Land Portfolio – Owned and Managed

square feet and dollars in thousands, including markets where we own land ordered by Prologis Share of Operating Portfolio NOI (%)	Acres			Current Book Value		
	Owned and Managed	Prologis Share	Estimated Build Out (sq ft)	Owned and Managed	Prologis Share	% of Total
Southern California	652	606	10,809	$ 815,179	$ 775,977	16.6
New Jersey/New York City	168	168	2,465	364,923	364,923	7.8
Chicago	84	84	1,451	23,775	23,710	0.5
Dallas/Ft. Worth	392	392	5,846	139,772	139,696	3.0
San Francisco Bay Area	56	56	1,010	96,770	96,770	2.1
Atlanta	464	464	4,767	71,073	71,073	1.5
South Florida	100	99	1,475	111,748	111,481	2.4
Lehigh Valley	105	105	867	38,090	38,090	0.8
Houston	401	389	5,904	157,039	155,297	3.3
Seattle	61	61	1,130	55,463	55,463	1.2
Central Valley	710	710	11,527	188,169	188,168	4.0
Baltimore/Washington	96	96	998	60,525	60,525	1.3
Nashville	365	365	5,085	150,119	150,119	3.2
Phoenix	92	92	1,426	42,083	42,083	0.9
Orlando	154	131	2,071	47,153	40,231	0.9
Las Vegas	980	980	14,826	310,632	310,632	6.6
Indianapolis	4	4	38	284	284	0.0
Central PA	104	104	1,117	28,870	28,870	0.6
Remaining U.S. markets (7 markets)	585	576	8,509	252,107	246,154	5.2
Total U.S.	**5,573**	**5,482**	**81,321**	**2,953,774**	**2,899,546**	**61.9**
Mexico	856	723	15,625	245,492	232,714	5.0
Canada	272	272	4,807	444,827	444,827	9.5
Brazil	690	599	14,578	266,557	254,415	5.4
Total Other Americas	**1,818**	**1,594**	**35,010**	**956,876**	**931,956**	**19.9**
United Kingdom	311	311	5,670	241,797	241,797	5.2
Germany	128	94	2,800	135,769	102,681	2.2
France	171	124	3,340	138,674	130,684	2.8
Netherlands	55	55	1,437	54,975	54,975	1.2
Remaining European countries (7 countries)	750	689	14,447	148,066	134,070	2.8
Total Europe	**1,415**	**1,273**	**27,694**	**719,281**	**664,207**	**14.2**
Japan	104	104	5,895	143,879	143,879	3.1
China	47	7	1,275	10,519	1,578	0.0
India	232	155	5,426	66,022	44,607	0.9
Total Asia	**383**	**266**	**12,596**	**220,420**	**190,064**	**4.0**
Total Outside the U.S.	**3,616**	**3,133**	**75,300**	**1,896,577**	**1,786,227**	**38.1**
Total Land Portfolio	**9,189**	**8,615**	**156,621**	**$ 4,850,351**	**$ 4,685,773**	**100.0**

26

Q1 2025 Supplemental

Capital Deployment

Land Portfolio – Summary and Roll Forward

dollars in thousands	Acres: Owned and Managed	Acres: Prologis Share	Acres: % of Total	Current Book Value: Owned and Managed	Current Book Value: Prologis Share	Current Book Value: % of Total
Central	1,469	1,448	16.7	$ 575,869	$ 568,084	12.1
East	1,331	1,307	15.2	757,288	750,099	16.0
West	2,773	2,727	31.7	1,620,617	1,581,363	33.8
Total U.S.	**5,573**	**5,482**	**63.6**	**2,953,774**	**2,899,546**	**61.9**
Mexico	856	723	8.4	245,492	232,714	5.0
Canada	272	272	3.2	444,827	444,827	9.5
Brazil	690	599	7.0	266,557	254,415	5.4
Total Other Americas	**1,818**	**1,594**	**18.6**	**956,876**	**931,956**	**19.9**
Central Europe	498	474	5.5	103,967	99,788	2.1
Northern Europe	226	174	2.0	201,657	163,777	3.5
Southern Europe	380	314	3.6	171,860	158,845	3.4
United Kingdom	311	311	3.6	241,797	241,797	5.2
Total Europe	**1,415**	**1,273**	**14.7**	**719,281**	**664,207**	**14.2**
Japan	104	104	1.2	143,879	143,879	3.1
China	47	7	0.1	10,519	1,578	0.0
India	232	155	1.8	66,022	44,607	0.9
Total Asia	**383**	**266**	**3.1**	**220,420**	**190,064**	**4.0**
Total Outside the U.S.	**3,616**	**3,133**	**36.4**	**1,896,577**	**1,786,227**	**38.1**
Total Land Portfolio	**9,189**	**8,615**	**100.0**	**$ 4,850,351**	**$ 4,685,773**	**100.0**
Estimated build out of land portfolio (in TEI)				$ 25,100,000	$ 24,100,000	
Estimated build out of Covered Land Plays (in TEI)				8,100,000	6,700,000	
Estimated build out of other land (in TEI)[(A)]				8,000,000	7,000,000	
Total				**$ 41,200,000**	**$ 37,800,000**	

Land Roll Forward - Prologis Share	U.S.	Other Americas	Europe	Asia	Total
At December 31, 2024	**$ 2,870,730**	**$ 882,086**	**$ 595,316**	**$ 137,278**	**$ 4,485,410**
Acquisitions	–	24,700	53,704	49,025	127,429
Reclassification of Covered Land Plays	–	–	–	–	–
Dispositions	–	–	–	–	–
Development starts	(38,497)	—	(15,931)	–	(54,428)
Infrastructure costs	67,418	6,168	6,359	4,607	84,552
Effect of changes in foreign exchange rates and other	(105)	19,002	24,759	(846)	42,810
At March 31, 2025	**$ 2,899,546**	**$ 931,956**	**$ 664,207**	**$ 190,064**	**$ 4,685,773**

A. Amounts include approximately 3,500 acres that we could develop through options, ground leases, unconsolidated joint ventures and other contractual arrangements.

27

Q1 2025 Supplemental

Capital Deployment

Solar and Energy Storage Portfolios – Owned and Managed

dollars in thousands, including markets we own solar ordered by Prologis Share of Operating Portfolio NOI (%)	Operating Portfolio		Under Development		
	Capacity (MW)	Gross Book Value	Capacity (MW)	Current Investment	TEI
Southern California	23	$ 52,545	58	$ 102,500	$ 167,143
New Jersey/New York City	55	109,024	33	100,528	123,590
Chicago	–	–	53	93,264	165,252
San Francisco Bay Area	6	14,277	23	23,162	67,683
Central Valley	16	31,829	19	32,229	50,483
Remaining U.S. markets (6 markets)	–	–	15	14,741	37,805
Total U.S.	**100**	**207,675**	**201**	**366,424**	**611,956**
Mexico	–	–	22	13,923	24,161
Total Other Americas	**–**	**–**	**22**	**13,923**	**24,161**
Germany	27	18,384	26	4,879	20,873
Italy	12	6,407	6	1,949	5,609
Remaining European countries (5 countries)	7	7,426	12	3,173	8,581
Total Europe	**46**	**32,217**	**44**	**10,001**	**35,063**
Japan	53	75,952	9	2,496	6,477
China	19	10,834	7	2,828	2,828
Singapore	5	3,712	–	–	–
Total Asia	**77**	**90,498**	**16**	**5,324**	**9,305**
Total Outside the U.S	**123**	**122,715**	**82**	**29,248**	**68,529**
Total Solar Portfolio	**223**	**330,390**	**283**	**$ 395,672**	**$ 680,485**
Energy Storage Portfolio	**30**	**45,782**	**40**	**16,972**	**45,491**
Total Solar and Energy Storage Portfolio	**253**	**$ 376,172**	**323**	**$ 412,644**	**$ 725,976**

Third party and other	362	Investment Tax Credits ("ITC")	(241,652)
Projects awaiting final commissioning[A]	23	**TEI, Net of ITCs**	**$ 484,324**
Total installed capacity	**638**	**Estimated weighted average stabilized yield**	**11.6 %**

A. These projects are also included in our development portfolio.

28

THIRD-PARTY AUM dollars in billions THIRD-PARTY FEE RELATED AND PROMOTE REVENUE in millions FEE RELATED EARNINGS ANNUALIZED* in millions NET PROMOTE INCOME (EXPENSE) dollars in millions *This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation. Net Promote Income (Expense) in 2025 is negative due to expense from the amortization of stock compensation issued to employees related to promote income recognized in prior periods. Please refer to Highlights for Guidance for 2025 Net Promote Income (Expense). Strategic Capital Overview 21.6 37.1 51.5 50.9 51.2 Trailing 3-year basis points of third-party AUM 94.9% 95.0% 93.0% 95.0% 94.9% % Open end/Public (A)

Q1 2025 Supplemental PROLOGIS®

Strategic Capital

Summary and Financial Highlights

Co-Investment Ventures	Region	Type	Established	Accounting Method	Ownership	Structure	Next Promote Opportunity
Prologis U.S. Logistics Venture	U.S.	Core	2014	Consolidated	55.0%	Open end	Q4 2025*
Prologis Targeted U.S. Logistics Fund	U.S.	Core	2004	Unconsolidated	30.3%	Open end	Q2 2026
FIBRA Prologis[(A)]	Mexico	Core	2014	Unconsolidated	34.6%	Public, Mexican Exchange	Q2 2025
Prologis Brazil Logistics Venture	Brazil	Core/Development	2019	Unconsolidated	20.0%	Closed end	Q4 2025*
Prologis European Logistics Fund	Europe	Core	2007	Unconsolidated	26.3%	Open end	Q3 2025
Prologis European Logistics Partners	Europe	Core	2013	Unconsolidated	50.0%	Open end	Q4 2025*
Nippon Prologis REIT[(A)]	Japan	Core	2013	Unconsolidated	15.1%	Public, Tokyo Exchange	N/A
Prologis Japan Core Logistics Fund	Japan	Core	2023	Unconsolidated	16.3%	Closed end	Q2 2025
Prologis China Core Logistics Fund	China	Core	2019	Unconsolidated	15.5%	Open end	Q3 2025
Prologis China Logistics Venture	China	Development	2011	Unconsolidated	15.0%	Closed end	Q4 2025

	Venture (at 100%)[(B)]			
in thousands	Square Feet	GBV of Operating Bldgs	GBV of Real Estate	Debt
Unconsolidated Co-Investment Ventures				
Prologis Targeted U.S. Logistics Fund	133,729	$ 15,033,402	$ 15,560,947	$ 5,396,793
FIBRA Prologis[(A)]	65,897	5,283,465	6,615,175	2,199,876
Prologis Brazil Logistics Venture and other joint ventures	19,048	887,530	957,769	–
Prologis European Logistics Fund	172,064	20,099,547	20,252,948	6,788,572
Prologis European Logistics Partners	63,121	7,513,173	7,757,766	–
Nippon Prologis REIT[(A)]	44,339	6,484,104	6,547,883	2,413,057
Prologis Japan Core Logistics Fund	3,119	555,765	555,765	297,157
Prologis China Core Logistics Fund	29,945	2,211,564	2,255,295	977,985
Prologis China Logistics Venture	22,981	735,354	779,053	368,538
Total Unconsolidated Co-Investment Ventures	**554,243**	**58,803,904**	**61,282,601**	**18,441,978**
Consolidated Co-Investment Ventures				
Prologis U.S. Logistics Venture	77,568	8,295,394	8,364,107	–
Total Consolidated Co-Investment Ventures	**77,568**	**8,295,394**	**8,364,107**	**–**
Total	**631,811**	**$ 67,099,298**	**$ 69,646,708**	**$ 18,441,978**

* The next promote opportunity is related to the Stabilization of individual development project(s).

A. Throughout this document we use the most recent public information for these co-investment ventures.

B. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

30

Q1 2025 Supplemental

Strategic Capital

Operating and Balance Sheet Information of the Unconsolidated Co-Investment Ventures (at 100%)(A)

dollars in thousands	U.S.	Other Americas	Europe	Asia	Total
Operating Information		**For the Three Months Ended March 31, 2025**			
Rental revenue	$ 407,564	$ 213,604	$ 469,669	$ 159,964	$ 1,250,801
Rental expense	(101,736)	(20,205)	(103,635)	(41,371)	(266,947)
General and administrative expense	(19,789)	(18,999)	(19,458)	(15,220)	(73,466)
Depreciation and amortization expense	(132,505)	(98,461)	(202,379)	(53,855)	(487,200)
Other operating revenue (expense)	(285)	(3,830)	(36)	(46)	(4,197)
Operating income (expense) before gains on real estate transactions, net	**153,249**	**72,109**	**144,161**	**49,472**	**418,991**
Gains (losses) on dispositions of investments in real estate, net	–	2,973	–	–	2,973
Operating income (expense)	**153,249**	**75,082**	**144,161**	**49,472**	**421,964**
Interest expense	(57,907)	(31,429)	(48,888)	(20,457)	(158,681)
Current and deferred income tax benefit (expense)	(112)	(35)	(32,478)	(4,593)	(37,218)
Foreign currency, derivative and other gains (losses) and other income (expense), net	2,862	1,240	2,581	(3,558)	3,125
Net earnings (loss)	**98,092**	**44,858**	**65,376**	**20,864**	**229,190**
Real estate related depreciation and amortization expense	128,433	98,461	198,828	51,492	477,214
(Gains) losses on dispositions of investments in real estate, net of taxes	–	(2,061)	–	–	(2,061)
Unrealized foreign currency, derivative and other losses (gains), net	–	1,971	(314)	5,053	6,710
Deferred income tax expense (benefit)	–	–	(5)	–	(5)
FFO, as modified by Prologis*	**226,525**	**143,229**	**263,885**	**77,409**	**711,048**
Core FFO defined adjustments	–	(912)	–	–	(912)
Core FFO*	**$ 226,525**	**$ 142,317**	**$ 263,885**	**$ 77,409**	**$ 710,136**
Balance Sheet Information			**At March 31, 2025**		
Operating properties, before depreciation	$ 15,033,402	$ 6,170,995	$ 27,612,720	$ 9,986,787	$ 58,803,904
Accumulated depreciation	(2,970,791)	(820,658)	(4,666,650)	(1,265,054)	(9,723,153)
Properties under development, land and other real estate	527,545	1,401,949	397,994	151,209	2,478,697
Other assets	1,340,514	465,544	1,649,493	758,530	4,214,081
Total assets	**$ 13,930,670**	**$ 7,217,830**	**$ 24,993,557**	**$ 9,631,472**	**$ 55,773,529**
Third-party debt	$ 5,396,793	$ 2,199,876	$ 6,788,572	$ 4,056,737	$ 18,441,978
Other liabilities	1,033,442	321,176	2,137,965	403,255	3,895,838
Total liabilities	**$ 6,430,235**	**$ 2,521,052**	**$ 8,926,537**	**$ 4,459,992**	**$ 22,337,816**
Weighted average ownership	**30.3 %**	**31.1 %**	**33.0 %**	**15.2 %**	**29.0 %**

* This is a non-GAAP financial measure. Please see our Notes and Definitions for further explanation.

A. Values represent the entire venture at 100%, not Prologis' proportionate share. Values are presented at Prologis' adjusted basis derived from the ventures' U.S. GAAP information and may not be comparable to values reflected in the ventures' stand alone financial statements calculated on a different basis.

31

Non-GAAP Pro-Rata Financial Information(A) * This is a non-GAAP financial measure, please see our Notes and Definitions for further explanation. See our Notes and Definitions for further explanation of how these amounts are calculated. Strategic Capital dollars in thousands Noncontrolling Interests included in Consolidated Amounts* Prologis Share of Unconsolidated Co-Investment Ventures* Operating Information For the Three Months Ended March 31, 2025 Rental revenue $ 102,769 $ 366,541 Rental expense (26,788) (76,098) General and administrative expense (11,759) (23,027) Depreciation and amortization expense (34,240) (142,446) Other operating income (expense) 1,207 (1,418) Operating income before gains 31,189 123,552 Gains (losses) on dispositions of investments in real estate, net 73 926 Operating income 31,262 124,478 Interest expense (307) (43,759) Current and deferred income tax benefit (expense) (37) (11,120) Foreign currency, derivative and other gains (losses) and other income (expense), net 622 (620) Earnings from unconsolidated co-investment ventures, net 36 – Net earnings 31,576 68,979 Real estate related depreciation and amortization expense 33,397 139,683 Gains on other dispositions of investments in real estate, net of taxes (excluding development properties and land) – (640) NAREIT defined FFO* 64,973 208,022 Unrealized foreign currency, derivative and other losses (gains), net – 1,373 Deferred income tax expense (benefit) – (1) FFO, as modified by Prologis* 64,973 209,394 Core FFO defined adjustments (73) (283) Core FFO* $ 64,900 $ 209,111 Balance Sheet Information At March 31, 2025 Operating properties, before depreciation $ 3,888,714 $ 17,060,775 Accumulated depreciation (851,510) (2,880,192) Properties under development, land and other real estate 181,456 774,611 Other assets 207,504 794,465 Total assets $ 3,426,164 $ 15,749,659 Third-party debt $ 18,466 $ 4,766,211 Other liabilities 87,225 1,076,662 Total liabilities $ 105,691 $ 5,842,873 Weighted average ownership 34.9% 29.0 % Noncontrolling interests investment $ 3,320,473 Investment in and advances to unconsolidated co-investment ventures $ 9,473,602 Investment in and advances to other unconsolidated ventures 813,712 Investment in and advances to unconsolidated entities $ 10,287,314

Q1 2025 Supplemental PROLOGIS

Capitalization Overview

ASSETS UNDER MANAGEMENT
dollars in millions



$143,304
$206,943
$206,943
$210,000
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
Debt $37,010
Market Equity $106,294
Investment Capacity $1,585
AUM Strategic Captial $95,133
Investors' share of ventures $62,054
Prologis Share of ventures $31,494
Direct owned and other $111,810
Total Enterprise Value(A) $143,304
Asia 6.6%
Europe 16.3%
Other Americas 2.3%
U.S.(B) 74.8%
Enterprise Value(A)
AUM by Ownership
AUM by Geography

U.S. DOLLAR EXPOSURE
dollars in millions



$143,304
$37,010
$106,294
Outside U.S. 15.7%
U.S. Dollar (B) 84.3%
Outside U.S. 54.8%
U.S. Dollar(B) 45.2%
Outside U.S. 3.9%
U.S. Dollar (B) 96.1%
Enterprise Value(A)
Debt
Market Equity

Prologis Share - Debt Metrics(C)		
	March 31, 2025	December 31, 2024
Debt as % of gross Market Capitalization*	25.7%	25.6%
Debt as % of gross real estate assets*	34.3%	33.0%
Secured debt as % of gross real estate assets*	0.5%	0.5%
Unencumbered gross real estate assets to unsecured debt*	285.1%	290.4%
Fixed charge coverage ratio*	6.8x	6.8x
Fixed charge coverage ratio, excluding development gains*	6.4x	6.4x
Debt/Adjusted EBITDA*	4.9x	4.6x
Debt/Adjusted EBITDA, excluding development gains*	5.2x	4.9x
Weighted average interest rate	3.2%	3.2%
Weighted average remaining maturity in years	8.7	9.0
Percentage of floating rate debt	5.4%	4.8%
Credit Ratings at March 31, 2025(D)		
Moody's	A2 (Outlook Stable)	
Standard & Poor's	A (Outlook Stable)	

DEBT BY CURRENCY – PROLOGIS SHARE



USD 45.2%
EUR 31.2%
GBP 7.5%
JPY 9.3%
Other 6.8%

UNENCUMBERED ASSETS – PROLOGIS SHARE: $105.7B
in billions



Operating Properties $90.6
CIP & Land $7.9
Other $7.2

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Enterprise value is calculated using Prologis' stock price of $111.79 at March 31, 2025. Prologis' stock price was $105.70 at December 31, 2024.
B. Mexico is included in the U.S. as it is U.S. dollar functional.
C. The detailed calculations are included in the Notes and Definitions section and are not in accordance with the applicable SEC rules.
D. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

33

Q1 2025 Supplemental PROLOGIS

Capitalization

Debt Components – Consolidated

dollars in thousands

	Unsecured						
Maturity	Senior Notes	Credit Facilities and Commercial Paper[A]	Term Loans and Other[B]	Secured Mortgage	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ 33,462	$ –	$ 233	$ 172,625	$ 206,320	4.1 %	78 %
2026	1,305,918	–	808,506	45,616	2,160,040	2.8 %	74 %
2027	1,929,498	353,144	188,022	4,156	2,474,820	2.7 %	80 %
2028	2,557,972	178,988	99,048	3,041	2,839,049	3.2 %	91 %
2029	3,266,967	–	–	3,191	3,270,158	2.7 %	100 %
2030	2,795,081	–	33,462	3,345	2,831,888	2.7 %	99 %
2031	2,027,331	–	133,849	17,607	2,178,787	2.4 %	100 %
2032	1,607,338	–	200,774	18,715	1,826,827	1.8 %	100 %
2033	2,813,588	–	174,441	43,236	3,031,265	4.4 %	98 %
2034	2,955,950	–	386,315	–	3,342,265	3.8 %	97 %
2035	1,813,640	–	–	–	1,813,640	2.8 %	100 %
Thereafter	6,848,359	–	–	–	6,848,359	3.5 %	100 %
Subtotal	**$ 29,955,104**	**$ 532,132**	**$ 2,024,650**	**$ 311,532**	**$ 32,823,418**	**3.1 %**	**95 %**
Unamortized net premiums (discounts)	(437,352)	–	–	6,966	(430,386)		
Unamortized finance costs	(127,506)	–	(2,889)	(582)	(130,977)		
Total consolidated debt, net of premium (discount)	**$ 29,390,246**	**$ 532,132**	**$ 2,021,761**	**$ 317,916**	**$ 32,262,055**		
Weighted average interest rate	3.2 %	4.2 %	1.9 %	4.3 %	3.1 %		
Weighted average remaining maturity in years	9.5	2.6	4.5	2.9	9.1		

Prologis consolidated debt by local currency

	Senior Notes	Credit Facilities and Commercial Paper	Term Loans and Other	Secured Mortgage	Total	Investment Hedges[C]	Total	% of Total
USD	$ 14,311,964	$ 273,000	$ 7,396	$ 152,027	$ 14,744,387	$ (431,847)	$ 14,312,540	44 %
EUR	10,025,791	181,151	218,641	–	10,425,583	–	10,425,583	33 %
GBP	1,772,102	–	–	–	1,772,102	431,847	2,203,949	7 %
JPY	1,641,041	–	1,416,907	–	3,057,948	–	3,057,948	9 %
CAD	1,244,681	77,981	139,172	165,889	1,627,723	–	1,627,723	5 %
Other	394,667	–	239,645	–	634,312	–	634,312	2 %
Total debt	**$ 29,390,246**	**$ 532,132**	**$ 2,021,761**	**$ 317,916**	**$ 32,262,055**	**$ –**	**$ 32,262,055**	**100 %**

Liquidity

Aggregate lender commitments:	
Credit facilities	$ 6,411,095
Less: Credit facilities borrowings outstanding	532,132
Less: Commercial paper borrowings outstanding[D]	–
Less: Outstanding letters of credit	28,009
Current availability	5,850,954
Cash and cash equivalents	671,117
Total liquidity	**$ 6,522,071**

A. The maturities for the 2022 Global Facility ($353 million) and 2023 Global Facility ($179 million) are reflected at the extended maturity date, as the extension is at our option.
B. The maturity of certain debt ($240 million) is reflected at the extended maturity dates as the extension is at our option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See page 30 for our market equity exposure by currency.
D. We are required to maintain available commitments under our credit facilities in an amount at least equal to the commercial paper borrowings outstanding.

34

Q1 2025 Supplemental

Capitalization

Debt Components – Noncontrolling Interests and Unconsolidated[A]

dollars in thousands

	Noncontrolling Interests					Prologis Share of Unconsolidated Co-Investment Ventures				
Maturity	Unsecured	Secured	Total	Wtd. Avg. Interest Rate	% Fixed	Unsecured[B]	Secured	Total	Wtd. Avg. Interest Rate	% Fixed
2025	$ –	$ 5,108	$ 5,108	6.6 %	11 %	$ 337,332	$ 7,072	$ 344,404	4.0 %	48 %
2026	–	796	796	3.6 %	100 %	78,771	70,157	148,928	3.2 %	83 %
2027	212	829	1,041	4.6 %	80 %	251,549	37,029	288,578	3.9 %	75 %
2028	–	390	390	3.4 %	100 %	376,070	74,797	450,867	3.7 %	74 %
2029	–	410	410	3.4 %	100 %	714,361	3,954	718,314	3.9 %	87 %
2030	–	430	430	3.4 %	100 %	458,324	1,412	459,736	3.0 %	99 %
2031	–	1,861	1,861	3.4 %	100 %	345,204	808	346,012	2.9 %	100 %
2032	–	473	473	3.4 %	100 %	451,467	571	452,037	2.6 %	100 %
2033	–	6,810	6,810	3.4 %	100 %	296,845	40,511	337,357	2.5 %	100 %
2034	–	–	–	–	–	383,100	7,973	391,074	4.5 %	100 %
2035	–	–	–	–	–	410,397	–	410,397	4.6 %	100 %
Thereafter	–	–	–	–	–	446,036	–	446,036	3.9 %	100 %
Subtotal	**$ 212**	**$ 17,107**	**$ 17,319**	**4.4 %**	**73 %**	**$ 4,549,456**	**$ 244,284**	**$ 4,793,740**	**3.6 %**	**90 %**
Unamortized net premiums (discounts)	–	1,192	1,192			(12,984)	610	(12,374)		
Unamortized finance costs	–	(45)	(45)			(14,110)	(1,045)	(15,155)		
Noncontrolling interests and Prologis Share of unconsolidated debt, net of unamortized premiums (discounts) and finance costs	**$ 212**	**$ 18,254**	**$ 18,466**			**$ 4,522,362**	**$ 243,849**	**$ 4,766,211**		
Weighted average interest rate	8.3 %	4.4 %	4.4 %			3.6 %	4.0 %	3.6 %		
Weighted average remaining maturity in years	2.7	5.8	5.8			6.3	4.1	6.2		

Noncontrolling interests share of consolidated debt by local currency

	Unsecured	Secured	Total	% of Total
USD	$ –	$ 18,254	$ 18,254	99 %
EUR	–	–	–	–
GBP	–	–	–	–
JPY	–	–	–	–
CAD	–	–	–	–
Other	212	–	212	1 %
Total debt	**$ 212**	**$ 18,254**	**$ 18,466**	**100 %**

Prologis Share of unconsolidated debt by local currency

	Unsecured	Secured	Total	Investment Hedges[C]	Total	% of Total
USD	$ 2,371,765	$ 64,218	$ 2,435,983	$ –	$ 2,435,983	51 %
EUR	1,502,783	45,359	1,548,142	(429,540)	1,118,602	23 %
GBP	185,874	23,634	209,508	350,446	559,954	12 %
JPY	363,648	48,288	411,936	–	411,936	9 %
CAD	–	–	–	–	–	–
Other	98,292	62,350	160,642	79,094	239,736	5 %
Total debt	**$ 4,522,362**	**$ 243,849**	**$ 4,766,211**	**$ –**	**$4,766,211**	**100 %**

A. Refer to Notes and Definitions under Non-GAAP Pro-Rata Financial Information for further explanation on how these amounts are calculated.
B. The maturity of certain unsecured debt (Prologis Share $350 million) is reflected at the extended maturity dates as the extension is at the venture's option.
C. We manage our exposure to changes in foreign currency exchange rates using foreign currency forward contracts, including those that are accounted for as net investment hedges, to economically reduce our exposure to fluctuations in foreign currency rates. The effect is reflected in the table under Investment Hedges. See also page 30 for our market equity exposure by currency.

35

Net Asset Value

Q1 2025 Supplemental

PROLOGIS®

Components – Prologis Share

in thousands, except for percentages and per square foot amounts

Operating Portfolio

	Square Feet	Gross Book Value	GBV per Sq Ft	Adjusted Cash NOI (Actual)*	Adjusted Cash NOI (Pro Forma)*	Annualized Adjusted Cash NOI*	Percent Occupied
Consolidated							
U.S.	588,492	$ 72,672,408	$ 123	$ 1,197,647	$ 1,197,647	$ 4,790,588	95.3 %
Other Americas	14,167	1,415,787	100	31,585	31,585	126,340	94.6 %
Europe	6,791	829,053	122	7,029	7,029	28,116	70.8 %
Asia	4,001	446,738	112	5,818	5,818	23,272	68.0 %
Pro forma adjustments for mid-quarter acquisitions/development completions					8,270	33,080	
Total consolidated operating portfolio	**613,451**	**75,363,986**	**123**	**1,242,079**	**1,250,349**	**5,001,396**	**94.8 %**
Unconsolidated							
U.S.	40,494	4,547,517	112	98,985	98,985	395,940	95.1 %
Other Americas	25,590	1,917,263	75	55,980	55,980	223,920	98.4 %
Europe	76,199	8,969,125	118	131,435	131,435	525,740	96.1 %
Asia	15,253	1,519,677	100	18,836	18,836	75,344	93.5 %
Net Property Management Income					13,379	44,528	
Pro forma adjustments for mid-quarter acquisitions/development completions					88	352	
Total unconsolidated operating portfolio	**157,536**	**16,953,582**	**108**	**305,236**	**318,703**	**1,265,824**	**96.0 %**
Total Operating Portfolio	**770,987**	**$ 92,317,568**	**$ 120**	**$ 1,547,315**	**$ 1,569,052**	**$ 6,267,220**	**95.1 %**

Development Portfolio

	Square Feet	Investment Balance	TEI	TEI per Sq Ft		Annualized Estimated NOI	Percent Leased
Consolidated							
Prestabilized							
U.S.	3,032	$ 577,728	$ 699,811	$ 231		$ 45,941	0.0%
Other Americas	844	124,909	133,610	158		9,193	14.4 %
Europe	2,421	281,424	319,008	132		19,061	29.3 %
Asia	981	146,791	154,728	158		7,524	16.8 %
Properties under development							
U.S.(A)	7,026	985,228	1,758,249	250		120,422	
Other Americas	3,986	336,627	488,242	122		40,196	
Europe	2,231	100,919	487,786	219		29,510	
Asia	1,963	40,330	323,378	165		17,895	
Total consolidated development portfolio	**22,484**	**2,593,956**	**4,364,812**	**194**		**289,742**	
Unconsolidated							
U.S.	–	–	–	–		–	
Other Americas	501	11,554	41,028	82		3,080	
Europe	157	37,942	41,399	264		2,174	
Asia	398	4,705	24,913	63		980	
Total unconsolidated development portfolio	**1,056**	**54,201**	**107,340**	**102**		**6,234**	
Total Development Portfolio	**23,540**	**$ 2,648,157**	**$ 4,472,152**	**$ 190**		**$ 295,976**	
Prologis Share of est. value creation (see Capital Deployment - Development Portfolio)		999,778					
Total Development Portfolio, including est. value creation		**$ 3,647,935**					

* This is a non-GAAP financial measure. Please see our Notes and Definitions for detailed calculation.

A. Amounts include a development recorded as a note receivable that is included in other real estate investments.

36

Components – Continued Net Promote Income (Expense) is negative due to expense primarily from amortization of stock compensation issued to employees related to promote income recognized in prior periods. Net Asset Value in thousands Balance Sheet and Other Items Other assets Cash and cash equivalents $ 671,117 Restricted cash 66,324 Accounts receivable, prepaid assets and other tangible assets 1,436,763 Gross book value of other real estate investments and assets held for sale 6,202,719 Value added operating properties 386,214 Prologis receivable from unconsolidated co-investment ventures 328,297 Investments in and advances to other unconsolidated joint ventures 813,712 Total other assets $ 9,905,146 Other liabilities Accounts payable and other current liabilities $ 1,620,367 Deferred income taxes 149,552 Value added tax and other tax liabilities 54,081 Tenant security deposits 418,032 Other liabilities 718,655 Total other liabilities $ 2,960,687 Noncontrolling Interests and Unconsolidated Co-investment Ventures Less: noncontrolling interests share of net tangible other liabilities (assets) $ (94,037) Prologis Share of unconsolidated net tangible other assets (liabilities) $ 460,524 Less: noncontrolling interests share of value added operating properties $ (4,251) Prologis Share of unconsolidated value added operating properties $ 107,193 Land Current book value of land $ 4,660,431 Less: noncontrolling interests share of the current book value of land $ (35,580) Prologis Share of book value of land in unconsolidated co-investment ventures $ 60,922 Strategic Capital / Development Management Strategic Capital Third party share of asset management fees from consolidated and unconsolidated co-investment and other ventures (current quarter/annualized) $ 90,546 $ 362,184 Third party share of transactional fees from consolidated and unconsolidated co-investment and other ventures (current quarter/trailing twelve months) 7,349 31,728 Strategic capital expenses for asset management and transactional fees (current quarter/trailing twelve months) (29,448) (109,365) Fee Related Earnings $ 68,447 $ 284,547 Net Promote Income (Expense) (current quarter/trailing twelve months)(A) $ (10,893) $ 43,562 Net Promote Income (Expense) (five year average) $ 231,921 Development management revenue (current quarter/trailing twelve months) $ 11,261 $ 25,708 Debt (at par) and Preferred Stock Consolidated debt $ 32,823,418 Noncontrolling interests share of consolidated debt $ (17,319) Prologis Share of unconsolidated co-investment ventures' debt $ 4,793,740 Preferred stock $ 63,948 Common Stock and Limited Partnership Units Outstanding shares of common stock and limited partnership units 950,257

Notes and Definitions Prologis Park Venlo DC8, Venlo, Netherlands

Notes and Definitions Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation. Acquisition Price, as presented for building acquisitions, represents economic cost. This amount includes the building purchase price plus 1) transaction closing costs, 2) due diligence costs, 3) immediate capital expenditures (including two years of property improvements and all leasing commissions and tenant improvements required to stabilize the property), and 4) the effects of marking assumed debt to market. Adjusted Cash NOI (Actual) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure and a component of Net Asset Value ("NAV"). It is used to assess the operating performance of our properties and enables both management and investors to estimate the fair value of our Operating Portfolio. A reconciliation for the most recent quarter ended of our rental income and rental expenses included in our Consolidated Statement of Income to Adjusted Cash NOI for the consolidated Operating Portfolio is as follows (in thousands): Adjusted EBITDA. We use Adjusted EBITDA attributable to common stockholders/unitholders (“Adjusted EBITDA”), a non-GAAP financial measure, as a measure of our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net earnings. We calculate Adjusted EBITDA by beginning with consolidated net earnings attributable to common stockholders and removing the effect of: interest charges, income taxes, depreciation and amortization, impairment charges, gains or losses from the disposition of investments in real estate (excluding development properties and land), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other items, such as, amortization of stock based compensation and unrealized gains or losses on foreign currency and derivatives. We also include a pro forma adjustment to reflect a full period of NOI on the operating properties we acquire or stabilize during the quarter and to remove NOI on properties we dispose of during the quarter, assuming all transactions occurred at the beginning of the quarter. For properties we contribute, we make an adjustment to reflect NOI at the new ownership percentage for the full quarter. We believe Adjusted EBITDA provides investors relevant and useful information because it permits investors to view our operating performance, analyze our ability to meet interest payment obligations and make quarterly preferred stock dividends on an unleveraged basis before the effects of income tax, depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), that affect comparability. While all items are not infrequent or unusual in nature, these items may result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies. We calculate our Adjusted EBITDA, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our Adjusted EBITDA measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable adjusting items on an entity by entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our Adjusted EBITDA measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods. While we believe Adjusted EBITDA is an important measure, it should not be used alone because it excludes significant components of net earnings, such as our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements, contractual commitments or interest and principal payments on our outstanding debt and is therefore limited as an analytical tool. Our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies in both the real estate industry and other industries. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation to Adjusted EBITDA from consolidated net earnings attributable to common stockholders. Annualized Estimated NOI for the properties in our Development Portfolio is based on current TEI multiplied by the Estimated Weighted Average Stabilized Yield. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement. The termination fee is offset by that customer's rent leveling asset or liability and fair value lease asset or liability write off, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Actual) to include only rental income that is indicative of the property's recurring operating performance. Actual NOI for properties that were contributed or sold during the three-month period is removed. Straight-line rents, free rent and amortization of lease intangibles (above and below market leases) are removed from the rental income of our Operating Portfolio to allow for the calculation of a cash yield. Actual NOI and related adjustments are calculated in local currency and translated at the period end rate to allow for consistency with other assets and liabilities as of the reporting date. Adjusted Cash NOI (Pro forma) is a non-GAAP financial measure and consists of Adjusted Cash NOI (Actual) for the properties in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Rental revenues $ 1,987,265 Rental expenses (488,317) NOI 1,498,948 Net termination fees and adjustments (a) (5,743) Less: actual NOI for Development Portfolio and Other Real Estate Investments and other (63,542) Less: Net Property Management Income (41,969) Less: properties contributed or sold (b) (58) Less: noncontrolling interests share of NOI less termination fees and adjustments (75,411) Prologis Share of adjusted NOI for consolidated Operating Portfolio at March 31, 2025 $ 1,312,225 Straight-line rents (c) (80,271) Free rent (c) 50,534 Amortization of lease intangibles (c) (81,424) Net Property Management Income 41,969 Effect of foreign currency exchange (d) (55) Less: noncontrolling interests (899) First Quarter Adjusted Cash NOI (Actual) $ 1,242,079

Notes and Definitions (continued)

Q1 2025 Supplemental PROLOGIS®

Assets Under Management ("AUM") represents the estimated fair value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding Investment Capacity and the third-party investors' share of the estimated fair value of the assets in the co-investment ventures to Enterprise Value.

Business Line Reporting is a non-GAAP financial measure. Core FFO and development gains are generated by our three lines of business: (i) real estate operations; (ii) strategic capital; and (iii) development. The real estate operations line of business represents total Prologis Core FFO, less the amount allocated to the strategic capital line of business. The amount of Core FFO allocated to the strategic capital line of business represents the third-party share of asset management fees and transactional fees that we earn from our consolidated and unconsolidated co-investment ventures less costs directly associated with our strategic capital group and Net Promote Income (Expense). Realized development gains include our share of gains on dispositions of development properties and land, net of taxes. To calculate the per share amount, the amount generated by each line of business is divided by the weighted average diluted common shares outstanding used in our Core FFO per share calculation. Management believes evaluating our results by line of business is a useful supplemental measure of our operating performance because it helps the investing public compare the operating performance of Prologis' respective businesses to other companies' comparable businesses. Prologis' computation of FFO by line of business may not be comparable to that reported by other real estate companies as they may use different methodologies in computing such measures.

Calculation of Per Share Amounts

	Three Months Ended	
	March 31,	
in thousands, except per share amount	**2025**	**2024**
Net earnings		
Net earnings attributable to common stockholders	$ 591,501	$ 584,263
Noncontrolling interest attributable to exchangeable limited partnership units	14,991	14,852
Adjusted net earnings attributable to common stockholders - Diluted	**$ 606,492**	**$ 599,115**
Weighted average common shares outstanding - Basic	927,338	925,322
Incremental weighted average effect on exchange of limited partnership units	23,501	23,555
Incremental weighted average effect of equity awards	5,241	5,035
Weighted average common shares outstanding - Diluted	**956,080**	**953,912**
Net earnings per share - Basic	**$ 0.64**	**$ 0.63**
Net earnings per share - Diluted	**$ 0.63**	**$ 0.63**

	Three Months Ended	
	March 31,	
in thousands, except per share amount	**2025**	**2024**
Core FFO		
Core FFO attributable to common stockholders/unitholders	$ 1,356,031	$ 1,222,379
Noncontrolling interest attributable to exchangeable limited partnership units	294	274
Core FFO attributable to common stockholders /unitholders - Diluted	**$ 1,356,325**	**$ 1,222,653**
Net Promote Income (Expense)	(10,893)	(22,741)
Core FFO attributable to common stockholders /unitholders, excluding Net Promote Income (Expense) - Diluted	**$ 1,367,218**	**$ 1,245,394**
Weighted average common shares outstanding - Basic	927,338	925,322
Incremental weighted average effect on exchange of limited partnership units	23,779	23,713
Incremental weighted average effect of equity awards	5,241	5,035
Weighted average common shares outstanding - Diluted	**956,358**	**954,070**
Core FFO per share - Diluted	**$ 1.42**	**$ 1.28**
Core FFO per share, excluding Net Promote Income (Expense) - Diluted	**$ 1.43**	**$ 1.31**

Covered Land Plays are income generating assets acquired with the intention to redevelop for higher and better use as industrial properties. These assets may be included in our Operating Portfolio, Value-Added Properties or other real estate Investments.

Debt Covenants are calculated in accordance with the respective debt agreements and may be different than other covenants or metrics presented. They are not calculated in accordance with the applicable Securities and Exchange Commission rules. Please refer to the respective agreements for full financial covenant descriptions. Debt covenants as of the period end were as follows:

	Indenture		Global Line	
	Covenant	**Actual**	**Covenant**	**Actual**
Leverage ratio	<60%	30.6 %	<60%	23.9 %
Fixed charge coverage ratio	>1.5x	7.3x	>1.5x	8.3x
Secured debt leverage ratio	<40%	0.3 %	<40%	0.2 %
Unencumbered asset to unsecured debt ratio	>150%	296.4 %	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	808.2 %

Debt Metrics. We evaluate the following debt metrics to monitor the strength and flexibility of our capital structure and evaluate the performance of our management. Investors can utilize these metrics to make a determination about our ability to service or refinance our debt. See below for the calculations.

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Notes and Definitions (continued)

Q1 2025 Supplemental PROLOGIS®

dollars in thousands	Three Months Ended March 31, 2025	Three Months Ended Dec. 31, 2024
Debt as a % of gross real estate assets:		
Consolidated debt	$ 32,262,055	$ 30,879,263
Unamortized deferred financing costs and discount, net	561,363	570,646
Consolidated debt (at par)	32,823,418	31,449,909
Noncontrolling interests share of consolidated debt (at par)	(17,319)	(17,224)
Prologis Share of unconsolidated debt (at par)	4,793,740	4,681,146
Total Prologis Share of debt (at par)	37,599,839	36,113,831
Prologis Share of outstanding foreign currency derivatives	23,186	4,440
Consolidated cash and cash equivalents	(671,117)	(1,318,591)
Noncontrolling interests share of consolidated cash and cash equivalents	30,827	39,200
Prologis Share of unconsolidated cash and cash equivalents	(282,094)	(339,850)
Total Prologis Share of debt, net of adjustments	**$ 36,700,641**	**$ 34,499,030**
Consolidated gross investments in real estate	92,741,391	91,246,176
Investments in and advances to other unconsolidated ventures	813,712	804,686
Assets held for sale or contribution	545,542	248,511
Acquired intangible liabilities, net of assets	(1,004,951)	(1,031,461)
Consolidated gross real estate assets	93,095,694	91,267,912
Noncontrolling interests share of consolidated gross real estate assets	(3,984,826)	(3,957,472)
Prologis Share of unconsolidated gross real estate assets	17,766,557	17,195,940
Total Prologis Share of gross real estate assets	**$ 106,877,425**	**$ 104,506,380**
Debt as a % of gross real estate assets	**34.3 %**	**33.0 %**
Debt as a % of gross Market Capitalization:		
Total Prologis Share of debt, net of adjustments	**$ 36,700,641**	**$ 34,499,030**
Total outstanding common stock and limited partnership units	950,257	949,362
Share price at quarter end	$ 111.79	$ 105.70
Total equity capitalization	$ 106,229,230	$ 100,347,563
Total Prologis Share of debt, net of adjustments	36,700,641	34,499,030
Gross Market Capitalization	**$ 142,929,871**	**$ 134,846,593**
Debt as a % of gross Market Capitalization	**25.7 %**	**25.6 %**
Secured debt as a % of gross real estate assets:		
Consolidated secured debt (at par)	$ 311,532	$ 312,222
Noncontrolling interests share of consolidated secured debt (at par)	(17,107)	(17,224)
Prologis Share of unconsolidated secured debt (at par)	244,284	237,951
Total Prologis Share of secured debt (at par)	**$ 538,709**	**$ 532,949**
Total Prologis Share of gross real estate assets	**$ 106,877,425**	**$ 104,506,380**
Secured debt as a % of gross real estate assets	**0.5 %**	**0.5 %**
Unencumbered gross real estate assets to unsecured debt:		
Consolidated unencumbered gross real estate assets	$ 92,372,138	$ 90,550,127
Noncontrolling interests share of consolidated unencumbered gross real estate assets	(3,925,472)	(3,898,954)
Prologis Share of unconsolidated unencumbered gross real estate assets	17,229,794	16,686,864
Total Prologis Share of unencumbered gross real estate assets	**$ 105,676,460**	**$ 103,338,037**
Consolidated unsecured debt (at par)	32,511,886	31,137,687
Noncontrolling interests share of consolidated unsecured debt (at par)	(212)	—
Prologis Share of unconsolidated unsecured debt (at par)	4,549,456	4,443,195
Total Prologis Share of unsecured debt (at par)	**$ 37,061,130**	**$ 35,580,882**
Unencumbered gross real estate assets to unsecured debt	**285.1 %**	**290.4 %**

dollars in thousands	Three Months Ended March 31, 2025	Three Months Ended Dec. 31, 2024
Fixed Charge Coverage ratio:		
Adjusted EBITDA (a)	$ 1,771,436	$ 2,111,536
Adjusted EBITDA-annualized including trailing 12 months of development gains and excluding Net Promote Income (Expense) (b)	$ 7,511,897	$ 7,488,112
Net Promote Income (Expense) for the trailing 12 months	43,562	31,714
Adjusted EBITDA-annualized	$ 7,555,459	$ 7,519,826
Pro forma adjustment annualized	(31,316)	67,880
Adjusted EBITDA, including NOI from disposed properties, annualized	**$ 7,524,143**	**$ 7,587,706**
Interest expense	$ 231,751	$ 232,232
Amortization and write-off of deferred loan costs	(7,069)	(6,654)
Amortization of debt discount, net	(13,766)	(13,785)
Capitalized interest	23,361	24,504
Preferred stock dividends	1,452	1,474
Noncontrolling interests share of consolidated fixed charges	(328)	(347)
Prologis Share of unconsolidated fixed charges	42,726	42,106
Total Prologis Share of fixed charges	$ 278,127	$ 279,530
Total Prologis Share of fixed charges, annualized	**$ 1,112,508**	**$ 1,118,120**
Fixed charge coverage ratio	**6.8x**	**6.8x**
Debt to Adjusted EBITDA:		
Total Prologis Share of debt, net of adjustments	**$ 36,700,641**	**$ 34,499,030**
Adjusted EBITDA-annualized	**$ 7,555,459**	**$ 7,519,826**
Debt to Adjusted EBITDA ratio	**4.9x**	**4.6x**

a. *Refer to page 9 for a reconciliation to Adjusted EBITDA from Consolidated Net Earnings Attributable to Common Stockholders.*
b. *Prologis Share of gains on dispositions of development properties and land for the trailing 12 months was $448.8 million and $461.5 million for the current quarter and the previous quarter, respectively.*

Development Portfolio includes industrial and non-industrial properties, yards and parking lots that are under development and properties that are developed but have not met Stabilization. At March 31, 2025, total TEI for yards, parking lots and non-industrial assets was $0.9 billion and $0.9 billion on an Owned and Managed and Prologis Share basis, respectively. We do not disclose square footage for yards and parking lots.

Enterprise Value equals our Market Equity plus our share of total debt.

Estimated Build Out (TEI and sq ft) represents the estimated TEI and finished square feet available for lease upon completion of an industrial building on existing parcels of land.

Estimated Value Creation represents the value that we expect to create through our development and leasing activities. We calculate Estimated Value Creation by estimating the Stabilized NOI that the property will generate and applying a stabilized capitalization rate applicable to that property. Estimated Value Creation is calculated as the amount by which the value exceeds our TEI, including closing costs and taxes, if any, and does not include any fees or promotes we may earn.

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Notes and Definitions (continued) Q1 2025 Supplemental PROLOGIS

Estimated Weighted Average Margin is calculated on development properties as Estimated Value Creation, less estimated closing costs and taxes, if any, on properties expected to be sold or contributed, divided by TEI.

Estimated Weighted Average Stabilized Yield is calculated on the properties in the Development Portfolio as Stabilized NOI divided by TEI. The yields on a Prologis Share basis were as follows:

	Pre-Stabilized Developments	2025 Expected Completion	2026 and Thereafter Expected Completion	Total Development Portfolio
U.S.	6.6%	7.0%	6.8%	6.8%
Other Americas	6.9%	8.2%	8.1%	7.9%
Europe	5.9%	6.6%	5.5%	6.0%
Asia	4.8%	5.5%	5.4%	5.2%
Total	6.2%	7.1%	6.5%	6.6%

Fee Related Earnings ("FRE") is a non-GAAP financial measure and component of NAV. It is used to assess the performance of our strategic capital business and enables management and investors to estimate the corresponding fair value. FRE is calculated as the third-party share of asset management fees and transactional fees from our consolidated and unconsolidated co-investment ventures and other ventures, net of direct and allocated related expenses. As non-GAAP financial measures, FRE has certain limitations as an analytical tool and may vary among real estate and asset management companies. As a result, we provide a reconciliation of Strategic Capital Revenues (from our Consolidated Financial Statements prepared in accordance with U.S. GAAP) to our FRE measure, as follows:

in thousands	Three Months Ended March 31, 2025
Strategic capital revenues	$ 141,139
Less: Strategic capital revenue from property management fees	(35,656)
Less: Prologis Share of asset management fees and transactional fees from unconsolidated entities	(20,711)
Add: Third-party share of asset management fees and transactional fees from consolidated ventures	12,289
Effect of foreign currency exchange	895
Third-party share of fee related and promote revenue	**$ 97,956**
Less: Promote revenue	(61)
Fee related revenue	**$ 97,895**
Less: Strategic capital expenses for asset management fees and transactional fees	(29,448)
Fee Related Earnings	**$ 68,447**

Fee Related Earnings Annualized utilizes the components of the current quarter FRE to calculate an estimated annual FRE amount. FRE annualized is calculated as the current quarter third-party share of asset management fees from consolidated and unconsolidated co-investment ventures multiplied by four plus the third-party share of transactional fees from consolidated and unconsolidated co-investment ventures for the trailing twelve months. This total is reduced by trailing twelve months of strategic capital expenses for asset management and transactional fees.

FFO, as modified by Prologis attributable to common stockholders/unitholders ("FFO, as modified by Prologis"); Core FFO attributable to common stockholders/unitholders ("Core FFO"); AFFO attributable to common stockholders/unitholders ("AFFO"); (collectively referred to as "FFO"). FFO is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from sales net of any related tax, along with impairment charges, of previously depreciated properties. We also exclude the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of our investment, as these are similar to gains from the sales of previously depreciated properties. We exclude similar adjustments from our unconsolidated entities and the third parties' share of our consolidated ventures.

Our FFO Measures

Our FFO measures begin with NAREIT's definition and we make certain adjustments to reflect our business and the way that management plans and executes our business strategy. While not infrequent or unusual, the additional items we adjust for in calculating FFO, as modified by Prologis, Core FFO and AFFO, as defined below, are subject to significant fluctuations from period to period. Although these items may have a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term. These items have both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated entities and consolidated ventures. We reflect our share of our FFO measures for unconsolidated entities by applying our average ownership percentage for the period to the applicable adjusting items on an entity-by-entity basis. We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the noncontrolling interests share of the applicable adjusting items based on our average ownership percentage for the applicable periods.

These FFO measures are used by management as supplemental financial measures of operating performance and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

We analyze our operating performance principally by the rental revenues of our real estate and the revenues from our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

FFO, as modified by Prologis

To arrive at FFO, *as modified by Prologis*, we adjust the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

i. deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

42

Notes and Definitions (continued) (ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from our defined FFO measure; and (iii) foreign currency exchange gains and losses resulting from (a) debt transactions between us and our foreign entities; (b) third-party debt that is used to hedge our investment in foreign entities; (c) derivative financial instruments related to any such debt transactions; and (d) mark-to-market adjustments associated with derivative and other financial instruments. We use FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate our performance against other REITs that do not have similar operations or operations in jurisdictions outside the U.S. Core FFO In addition to FFO, as modified by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that we recognize directly in FFO, as modified by Prologis: gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell; income tax expense related to the sale of investments in real estate; impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; and gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock. We use Core FFO, including by segment and region, to: (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand our expected operating performance; and (vi) evaluate how a specific potential investment will impact our future results. AFFO To arrive at AFFO, we adjust Core FFO to include realized gains from the disposition of land and development properties, net of current tax expense, and recurring capital expenditures and exclude the following items that we recognize directly in Core FFO: straight-line rents; amortization of above- and below-market lease intangibles; amortization of management contracts; amortization of debt premiums and discounts and financing costs, net of amounts capitalized, and; stock compensation amortization expense. We use AFFO to (i) assess our operating performance as compared to other real estate companies; (ii) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of our management; (iv) budget and forecast future results to assist in the allocation of resources; and (v) evaluate how a specific potential investment will impact our future results. Limitations on the use of our FFO measures While we believe our modified FFO measures are important supplemental measures, neither NAREIT's nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of the limitations are: The current income tax expenses that are excluded from our modified FFO measures represent the taxes that are payable. Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO. Gains or losses from property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions. The deferred income tax benefits and expenses that are excluded from our modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our modified FFO measures do not currently reflect any income or expense that may result from such settlement. The foreign currency exchange gains and losses that are excluded from our modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements. The gains and losses on extinguishment of debt or preferred stock that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our obligation at less or more than our future obligation. We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete Consolidated Financial Statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our modified FFO measures to our net earnings computed under GAAP. General and Administrative Expenses ("G&A"). Our property management personnel perform the property-level management of the properties in our owned and managed portfolio, which include properties we consolidate and those we manage that are owned by the unconsolidated co-investment ventures. We allocate the costs of our property management function to the properties we consolidate (included in Rental Expenses) and the properties owned by the unconsolidated co-investment ventures (included in Strategic Capital Expenses) by using the square feet owned by the respective portfolios. Strategic Capital Expenses also include the direct expenses associated with the asset management of the unconsolidated co-investment ventures provided by our employees who are assigned to our strategic capital segment as well as promote expenses. We do not allocate indirect costs to Strategic Capital Expenses. We capitalize certain costs directly related to our development. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows:

Notes and Definitions (continued)

Q1 2025 Supplemental PROLOGIS

in thousands	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024	
Building and land development activities	$	30,670	$	39,759
Operating building improvements and other		12,978		15,846
Total capitalized G&A	**$**	**43,648**	**$**	**55,605**

G&A as a Percent of Assets Under Management (dollars in thousands)

Adjusted G&A (trailing twelve months):		
Net G&A	$	422,175
Add: strategic capital expenses (excluding promote expense)		189,943
Less: strategic capital property management expenses		(80,578)
Adjusted G&A	**$**	**531,540**
Gross book value at period end (a):		
Operating properties	$	138,438,567
Development portfolio - TEI		4,905,218
Land portfolio		4,850,351
Other real estate investments and assets held for sale		8,849,943
Total value of assets under management	**$**	**157,044,079**
G&A as % of assets under management		**0.34 %**

(a) This does not represent enterprise value

Guidance. The following is a reconciliation of our annual guided Net Earnings per share to our guided Core FFO per share:

	Low		High	
Net earnings attributable to common stockholders (a)	**$**	**3.45**	**$**	**3.70**
Our share of:				
Depreciation and amortization		3.07		3.12
Net gains on real estate transactions, net of taxes		(0.87)		(1.01)
Unrealized foreign currency losses (gains), losses (gains) on early extinguishment of debt and other, net		—		—
Core FFO attributable to common stockholders/unitholders	**$**	**5.65**	**$**	**5.81**
Less: Net Promote Expense (Income)		0.05		0.05
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)	**$**	**5.70**	**$**	**5.86**

a. *Earnings guidance includes potential future gains recognized from real estate transactions, but excludes future foreign currency or derivative gains or losses as these items are difficult to predict.*

IBI Activity Index is a seasonally-adjusted diffusion index based on a monthly survey of business activity from a geographically-diverse group of respondents across the U.S. Readings greater than 50 reflect growth in activity. These are proprietary metrics for the U.S. Prologis portfolio.

Income Taxes.

in thousands	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024	
Current income tax expense	$	35,565	$	27,137
Current income tax expense on dispositions		1,136		5,329
Total current income tax expense (benefit)		36,701		32,466
Deferred income tax expense (benefit)		6,682		334
Total income tax expense (benefit)	**$**	**43,383**	**$**	**32,800**

Interest Expense.

in thousands	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024	
Gross interest expense	$	234,277	$	205,445
Amortization of debt discounts, net		13,766		11,277
Amortization of finance costs		7,069		6,767
Interest expense before capitalization		255,112		223,489
Capitalized amounts		(23,361)		(30,169)
Interest Expense	**$**	**231,751**	**$**	**193,320**

Investment Capacity is our estimate of the gross real estate that could be acquired by our co-investment ventures through the use of existing equity commitments, less any unpaid redemption requests, assuming a midpoint of the target leverage range of the ventures.

Lease Negotiation Gestation is the measurement of the number of days between the first proposal exchange with the prospective customer and the final lease signing, including lease terms less than twelve months. This is for new leases in our Operating Portfolio only and excludes renewals.

Lease Proposals are the total initial proposals sent to prospective customers in our Operating Portfolio, measured by net rentable area in square feet. Proposals as a percent of available net rentable area refers to proposals on units vacant or expiring in the next twelve months. Includes proposals with lease terms less than twelve months, as well as customer expansions and renewals.

Market Capitalization equals Market Equity, less liquidation preference of the preferred shares/units, plus our share of total debt.

Market Equity equals outstanding shares of common stock and units multiplied by the closing stock price plus the liquidation preference of the preferred shares/units.

Net Asset Value ("NAV"). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular line of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business components that we believe are important in calculating our NAV but we have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, strategic capital platform or development platform.

Net Effective Rent is calculated at the beginning of the lease using estimated total cash base rent to be received over the term and annualized, and excludes fair value lease amortization from acquisitions. Amounts derived in a currency other than the U.S. dollar have been translated using the average rate from the previous twelve months. The per square foot number is calculated by dividing the Net Effective Rent by the occupied square feet of the lease.

Net Operating Income ("NOI") is a non-GAAP financial measure used to evaluate our operating performance and represents rental revenue less rental expenses. For our consolidated properties, it is calculated directly from our Consolidated Financial Statements as Rental Revenue less Rental Expenses.

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Notes and Definitions (continued) Net Promote Income (Expense) is promote revenue earned from third-party investors during the period, net of related cash and stock compensation expenses, and taxes and foreign currency derivative gains and losses, if applicable. Net Property Management Income represents property management fees less the actual costs of providing property management services. Non-GAAP Pro-Rata Financial Information. This information includes non-GAAP financial measures. The Prologis Share of unconsolidated co-investment ventures are derived on an entity-by-entity basis by applying our ownership percentage to each line item in the GAAP financial statements of these ventures to calculate our share of that line item. For purposes of balance sheet data, we use our ownership percentage at the end of the period and for operating information we use our average ownership percentage during the period consistent with how we calculate our share of net earnings (loss) during the period for our consolidated financial statements. We use a similar calculation to derive the noncontrolling interests share of each line item in our consolidated financial statements. We believe this form of presentation offers insights into the financial performance and condition of our company as a whole, given the significance of our co-investment ventures that are accounted for either under the equity method or consolidated with the third parties' share included in noncontrolling interests, although the presentation of such information may not accurately depict the legal and economic implications of holding a noncontrolling interest in the co-investment venture. Other companies may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. We do not control the unconsolidated co-investment ventures for purposes of GAAP and the presentation of the assets and liabilities and revenues and expenses do not represent a legal claim to such items. The operating agreements of the unconsolidated co-investment ventures generally provide that investors, including Prologis, may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale, or (3) upon liquidation of the venture. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each investor and whether any contributions are entitled to priority distributions. Upon liquidation of the co-investment venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the investors generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. Because of these limitations, the Non-GAAP Pro-Rata Financial Information should not be considered in isolation or as a substitute for our consolidated financial statements as reported under GAAP. Non-Strategic Assets are industrial properties, which we acquired primarily through Merger and Acquisition ("M&A") transactions, that we do not intend to hold long-term. These industrial properties are classified as other real estate Investments. Operating Portfolio represents industrial properties in our Owned and Managed portfolio that have reached Stabilization. Assets held for sale, Non-Strategic Assets and non-industrial assets are excluded from the portfolio. Prologis Share of NOI excludes termination fees and adjustments and includes NOI for the properties contributed to or acquired from co-investment ventures at our actual share prior to and subsequent to change in ownership. The U.S. markets not presented consist of Austin, Charlotte, Columbus, Denver, Louisville, Portland, Raleigh-Durham, Reno, San Antonio, Savannah and Tampa. The European countries not presented consist of Belgium, Czech Republic, Hungary, Italy, Poland, Slovakia, Spain and Sweden. Owned and Managed represents the consolidated properties as well as properties owned by our unconsolidated co-investment ventures, which we manage. Prologis Share represents our proportionate economic ownership of each entity, or property included in our total Owned and Managed portfolio, whether consolidated or unconsolidated. Rental Revenues. Three Months Ended March 31, in thousands 2025 2024 Rental revenues $ 1,369,809 $ 1,253,355 Rental recoveries 438,396 412,574 Amortization of lease intangibles 88,729 101,938 Straight-lined rents 90,331 59,791 Rental Revenues $ 1,987,265 $ 1,827,658 Rent Change (Cash) represents the percentage change in starting rental rates per the lease agreement, on new and renewed leases, commenced during the period compared with the previous ending rental rates in that same space. This measure excludes any short-term leases of less than one-year, holdover payments, free rent periods and introductory (teaser rates) defined as 50% or less of the stabilized rate. Rent Change (Net Effective) represents the percentage change in net effective rental rates (average rate over the lease term), on new and renewed leases, commenced during the period compared with the previous net effective rental rates in that same space. This measure excludes any short-term leases of less than one year and holdover payments. Retention is the square footage of all leases commenced during the period that are rented by existing tenants divided by the square footage of all expiring leases during the reporting period. The square footage of tenants that default or buy-out prior to expiration of their lease and short-term leases of less than one year, are not included in the calculation. Same Store. Our same store metrics are non-GAAP financial measures, which are commonly used in the real estate industry and expected from the financial community, on both a net effective and cash basis. We evaluate the performance of the operating properties we own and manage using a "same store" analysis because the population of properties in this analysis is consistent from period to period, which allows us and investors to analyze our ongoing business operations. We determine our same store metrics on property NOI, which is calculated as rental revenue less rental expense for the applicable properties in the same store population for both consolidated and unconsolidated properties based on our ownership interest, as further defined below. We define our same store population for the three months ended March 31, 2025 as the properties in our Owned and Managed Operating Portfolio, including the property NOI for both consolidated properties and properties owned by the unconsolidated co-investment ventures at January 1, 2024 and owned throughout the same three-month period in both 2024 and 2025. We believe the drivers of property NOI for the consolidated portfolio are generally the same for the properties owned by the ventures in which we invest and therefore we evaluate the same store metrics of the Owned and Managed portfolio based on Prologis' ownership in the properties ("Prologis Share").

Notes and Definitions (continued)

Q1 2025 Supplemental PROLOGIS®

The same store population excludes properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period (January 1, 2024) and properties acquired or disposed of to third parties during the period. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S dollar, for both periods.

As non-GAAP financial measures, the same store metrics have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation of Rental Revenues less Rental Expenses ("Property NOI") (from our Consolidated Financial Statements prepared in accordance with U.S GAAP) to our Same Store Property NOI measures, as follows:

	Three Months Ended March 31,		
dollars in thousands	**2025**	**2024**	**Change (%)**
Reconciliation of Consolidated Property NOI to Same Store Property NOI measures:			
Rental revenues	$1,987,265	$1,827,658	
Rental expenses	(488,317)	(454,257)	
Consolidated Property NOI	**$1,498,948**	**$1,373,401**	
Adjustments to derive same store results:			
Property NOI from consolidated properties not included in same store portfolio and other adjustments (a)	(185,809)	(98,437)	
Property NOI from unconsolidated co-investment ventures included in same store portfolio (a)(b)	864,426	793,208	
Third parties' share of Property NOI from properties included in same store portfolio (a)(b)	(684,877)	(659,165)	
Prologis Share of Same Store Property NOI - Net Effective (b)	**$1,492,688**	**$1,409,007**	**5.9 %**
Consolidated properties straight-line rent and fair value lease amortization included in the same store portfolio (c)	$ (136,700)	$ (134,877)	
Unconsolidated co-investment ventures straight-line rent and fair value lease amortization included in the same store portfolio (c)	(34,097)	(20,500)	
Third parties' share of straight-line rent and fair value lease amortization included in the same store portfolio (b)(c)	$ 26,466	$ 16,201	
Prologis Share of Same Store Property NOI - Cash (b)(c)	**$1,348,357**	**$1,269,831**	**6.2 %**

a. *We exclude properties held for sale to third parties, along with development properties that were not stabilized at the beginning of the period and properties acquired or disposed of to third parties during the period. We also exclude net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental revenues without regard to one-time items that are not indicative of the property's recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. Same Store Property NOI is adjusted to include an allocation of property management expenses for our consolidated properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management and leasing services are recognized as part of our consolidated rental expense.*

b. *We include the Property NOI for the same store portfolio for both consolidated properties and properties owned by the co-investment ventures based on our investment in the underlying properties. In order to calculate our share of Same Store Property NOI from the co-investment ventures in which we own less than 100%, we use the co-investment ventures' underlying Property NOI for the same store portfolio and apply our ownership percentage at March 31, 2025 to the Property NOI for both periods, including the properties contributed during the period. We adjust the total Property NOI from the same store portfolio of the co-investment ventures by subtracting the third parties' share of both consolidated and unconsolidated co-investment ventures.*
During the periods presented certain wholly owned properties were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the venture subsequent to the contribution date based on our ownership interest at the end of the period). As a result only line items labeled "Prologis Share of Same Store Property NOI" are comparable period over period.

c. *We further remove certain noncash items (straight-line rent and fair value lease amortization) included in the financial statements prepared in accordance with U.S. GAAP to reflect a Same Store Property NOI - Cash measure.*
We manage our business and compensate our executives based on the same store results of our Owned and Managed portfolio at 100% as we manage our portfolio on an ownership blind basis. We calculate those results by including 100% of the properties included in our same store portfolio.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Space Utilization is our customer's assessment of their utilization of their unit on a scale of 0-100% and is based on a monthly survey of a geographically-diverse group of respondents across the U.S portfolio.

Stabilization is defined as the earlier of when a property that was developed has been completed for one year, is contributed to a co-investment venture following completion or is 90% occupied. Upon Stabilization, a property is moved into our Operating Portfolio.

Stabilized NOI is equal to the estimated twelve months of potential gross rental revenue (base rent, including above or below market rents plus operating expense reimbursements) multiplied by 95% to adjust income to a stabilized vacancy factor of 5% minus estimated operating expenses.

Total Expected Investment ("TEI") represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change.

Turnover Costs represent the estimated obligations incurred in connection with the signing of a lease; including leasing commissions and tenant improvements and are presented for leases that commenced during the period. Tenant improvements include costs to prepare a space for a new tenant or a lease renewal with the current tenant. It excludes costs for a first generation lease (i.e. a new development property) and short-term leases of less than one year.

Value-Added Properties are properties we have either acquired at a discount and believe we could provide greater returns post-stabilization or properties we expect to repurpose to higher uses.

Weighted Average Interest Rate is based on the effective rate, which includes the amortization of related premiums and discounts and finance costs.

Weighted Average Stabilized Capitalization ("Cap") Rate is calculated as Stabilized NOI divided by the Acquisition Price.

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